ASSET EXCHANGE AGREEMENT

                                  By and Among

                       AMERICAN RADIO SYSTEMS CORPORATION

                      AMERICAN RADIO SYSTEMS LICENSE CORP.

                                       and

                                 CITICASTERS CO.

                                   Dated as of

                                December 23, 1996

                                TABLE OF CONTENTS


ARTICLE 1         DEFINED TERMS...................................................................................2

ARTICLE 2         EXCHANGE OF LICENSES AND STATIONS...............................................................2
         2.1      Agreement to Exchange Licenses and Stations.....................................................2
         2.2      Appraisals; Tax Reporting.......................................................................2
         2.3      Assumption of Liabilities and Obligations. .....................................................3
         2.4      Closing Date....................................................................................6
         2.5      Accounts Receivable.  ..........................................................................6

ARTICLE 3         REPRESENTATIONS AND WARRANTIES OF CITICASTERS.................................................. 7
         3.1      Organization and Business; Power and Authority; Effect  of Transaction..........................8
         3.2      Financial and Other Information.  ............................................................. 8
         3.3      Material Statements and Omissions; Absence of Events............................................9
         3.4      Changes in Condition............................................................................9
         3.5      Title to Properties; Leases.....................................................................9
         3.6      Compliance with Private Authorizations.........................................................10
         3.7      Compliance with Governmental Authorizations and Applicable Law.................................10
         3.8      Intangible Assets..............................................................................11
         3.9      Related Transactions.......................................................................... 11
         3.10     Tax Matters....................................................................................12
         3.11     Employee Benefit Plans; Citicasters Station Employees..........................................12
         3.12     Material Agreements............................................................................13
         3.13     Ordinary Course of Business....................................................................13
         3.14     Broker or Finder...............................................................................14
         3.15     Environmental Matters..........................................................................14
         3.16     Trade or Barter................................................................................15

ARTICLE 4         REPRESENTATIONS AND WARRANTIES OF THE AMERICAN.................................................15
         4.1      Organization and Business; Power and Authority; Effect  of Transaction.........................15
         4.2      Financial and Other Information.  .............................................................16
         4.3      Material Statements and Omissions; Absence of Events...........................................16
         4.4      Changes in Condition...........................................................................17
         4.5      Title to Properties; Leases....................................................................17
         4.6      Compliance with Private Authorizations.........................................................18
         4.7      Compliance with Governmental Authorizations and Applicable Law.................................19
         4.8      Intangible Assets..............................................................................20
         4.9      Related Transactions...........................................................................20
         4.10     Tax Matters....................................................................................21
         4.11     Employee Benefit Plans; American Station Employees.............................................21
         4.12     Material Agreements............................................................................22
         4.13     Ordinary Course of Business....................................................................22
         4.14     Broker or Finder...............................................................................23
         4.15     Environmental Matters..........................................................................23
         4.16     Trade or Barter................................................................................24






ARTICLE 5         COVENANTS......................................................................................24
         5.1      Access to Information; Confidentiality.........................................................24
         5.2      Agreement to Cooperate.........................................................................25
         5.3      Public Announcements...........................................................................30
         5.4      Notification of Certain Matters................................................................30
         5.5      No Solicitation................................................................................30
         5.6      Conduct of Business by Citicasters Pending the Closing.........................................30
         5.7      Conduct of Business by American Pending the Closing............................................32
         5.8      Risk of Loss...................................................................................33

ARTICLE 6         CLOSING CONDITIONS.............................................................................34
         6.1      Conditions to Obligations of Each Party to Effect the Exchange.................................34
         6.2      Conditions to Obligations of the American Parties..............................................35
         6.3      Conditions to Obligations of Citicasters.......................................................37

ARTICLE 7         TERMINATION, AMENDMENT AND WAIVER..............................................................38
         7.1      Termination....................................................................................38
         7.2      Effect of Termination..........................................................................39

ARTICLE 8         INDEMNIFICATION................................................................................40
         8.1      Survival. .....................................................................................40
         8.2      Indemnification................................................................................40
         8.3      Limitation of Liability........................................................................41
         8.4      Notice of Claims...............................................................................41
         8.5      Defense of Third Party Claims..................................................................41
         8.6      Exclusive Remedy...............................................................................42

ARTICLE 9         GENERAL PROVISIONS.............................................................................42
         9.1      Amendment......................................................................................42
         9.2      Waiver.........................................................................................42
         9.3      Fees, Expenses and Other Payments..............................................................42
         9.4      Notices........................................................................................42
         9.5      Specific Performance; Other Rights and Remedies................................................43
         9.6      Severability...................................................................................44
         9.7      Counterparts...................................................................................44
         9.8      Section Headings...............................................................................44
         9.9      Governing Law..................................................................................44
         9.10     Further Acts...................................................................................44
         9.11     Entire Agreement...............................................................................45
         9.12     Assignment.....................................................................................45
         9.13     Parties in Interest............................................................................45
         9.14     Mutual Drafting................................................................................45
         9.15     American Agent for American License............................................................45

APPENDIX A:                         Definitions

                            ASSET EXCHANGE AGREEMENT

         This ASSET EXCHANGE AGREEMENT (this "Agreement") is dated as of December 23, 1996, by and among American Radio Systems Corporation, a Delaware corporation ("American"), American Radio Systems License Corp, a Delaware corporation ("American License" and, collectively with American, the "American Parties") and Citicasters Co., an Ohio corporation ("Citicasters").

         WHEREAS, Citicasters is the licensee of and operates radio station WKRQ(FM), Cincinnati, Ohio (the "Citicasters Station") pursuant to licenses issued by the FCC (the "Citicasters FCC Licenses");

         WHEREAS, upon the consummation of the transactions contemplated by the Asset Purchase Agreement (the "Lincoln Agreement"), dated as of February 23, 1996, as heretofore amended, by and between American and The Lincoln Group, L.
P. ("Lincoln"), American and American License, respectively, will own and operate, and become the licensee of, radio stations WVOR(FM), WHAM(AM) and WHTK(AM), Rochester New York (the "American Stations") pursuant to licenses issued by the FCC (the "American FCC Licenses");

         WHEREAS, American has consented to the entry of a Final Judgment with the United States Department of Justice, dated October 24, 1996, with respect to the disposition of the American Stations (the "American Consent Decree") and an Affiliate of Citicasters has consented to the entry of a Final Judgment with the United States Department of Justice, dated September 11, 1996, with respect to the disposition of the Citicasters Station (the "Citicasters Consent Decree");

         WHEREAS,  American  License  and  Citicasters  desire to  exchange  the
American FCC Licenses for the Citicasters FCC Licenses and American and Citicasters desire to exchange the American Assets (other than the American FCC Licenses) for the Citicasters Assets (other than the Citicasters FCC Licenses) on the terms and conditions hereinafter set forth (collectively, the "Exchange"); and

         WHEREAS, the parties hereto intend the Exchange to qualify as a Like-Kind Exchange;

         NOW, THEREFORE, in consideration of the above premises and the covenants and agreements contained herein, American and Citicasters, intending to be legally bound, do hereby covenant and agree as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

         As used herein, the terms defined in Appendix A shall have the respective meanings set forth therein. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa, and the reference to any gender shall be deemed to include all genders. Unless otherwise defined or the context otherwise clearly requires, terms for which meanings are provided in this Agreement shall have such meanings when used in either Disclosure Schedule and each Collateral Document executed or required to be executed pursuant hereto or thereto or otherwise delivered, from time to time, pursuant hereto or thereto. References to "hereof", "herein" or similar terms are intended to refer to this Agreement as a whole and not a particular section, and references to "this Section" are intended to refer to the entire section and not a particular subsection thereof. The term "either party" shall refer to Citicasters and the American Parties.


                                    ARTICLE 2

                        EXCHANGE OF LICENSES AND STATIONS

         2.1 Agreement to Exchange Licenses and Stations. Subject to the terms and conditions set forth in this Agreement, Citicasters and American hereby agree to exchange, transfer and deliver to each other, as applicable, on the Closing Date, the Citicasters Assets (other than the Citicasters Licenses) and the American Assets (other than the American Licenses) and Citicasters and American License hereby agree to exchange, transfer and deliver to each other, as applicable, the Citicasters FCC Licenses and the American FCC Licenses, in each case, free and clear of any Liens of any nature whatsoever except Permitted Liens, on the terms and conditions of this Agreement.

         2.2      Appraisals; Tax Reporting.

         (a) Citicasters and American and American License agree that the fair market value of each asset included in the Citicasters Assets and the American Assets will be determined on the basis of the appraisals (the "Appraisals"), prepared by the firm of Bond & Pecaro, whose fee and expenses shall be equally borne by Citicasters and American. The parties shall direct Bond & Pecaro to deliver Appraisals within sixty (60) days from the date hereof and to set forth in the Appraisals the fair market value of each asset included in the Citicasters Assets and the American Assets.

         (b) Promptly after delivery of the Appraisals, and in any event prior to the Closing Date, the parties shall prepare and agree upon the appraised value of each asset included in the Citicasters Assets and the American Assets (which values shall be based upon the Appraisals) and shall set forth those values on a schedule (the "Valuation Schedule"). The parties shall not take any position inconsistent with the valuations set forth on the Valuation Schedule and will prepare and file all Tax Returns and reports related to the Exchange, including without limitation those required under Section 1060 of the Code and all original and amended federal, state and local income Tax Returns, on a basis consistent with such valuations. Each asset included in the Citicasters Assets and each asset included in the American Assets shall be set forth in the appropriate "exchange group" and "residual group" (each within the meaning of Treas. Reg.
section 1.1031(j)-1) on the basis set forth in the Valuation Schedule.

         (c) Each of Citicasters and American intend to report the transactions contemplated hereby as a "like-kind exchange" to the maximum extent permissible under Section 1031 of the Code, consistent with the Appraisals and the Valuation Schedule. Each of Citicasters and American shall cooperate with the other in any and all respects necessary to achieve like-kind exchange treatment to the maximum extent permissible under Section 1031 of the Code and shall endeavor to give the other notice of any disallowance of or challenge to such reporting by any Taxing Authority; provided, however, that the failure to give such notice shall not result in any liability of the party failing to give the notice. Without limiting the generality of the foregoing, in order to effectuate the transactions contemplated hereby as a like-kind exchange to the maximum extent possible under Section 1031 of the Code, Citicasters may at any time at or prior to Closing assign its rights, in whole or in part, under this Agreement (but such assignment shall not relieve it of its obligations under this Agreement) to a "qualified intermediary" (as defined in Treas. Reg. ss.1.1031(k)-1(g)(4)), subject to all rights and obligations hereunder of American and (B) shall promptly provide written notice of such assignment to American and American License. If Citicasters shall have given notice of such assignment to a qualified intermediary, American and American License shall (i) promptly provide Citicasters with written acknowledgment of such notice and (ii) at the Closing, convey the American Assets (or such portion of them as shall have been designated in writing by Citicasters) to the "qualified intermediary" rather than to Citicasters (which conveyance shall, to such extent, discharge the obligation of American and American License to deliver the American Assets and the American Stations hereunder).

         (d) Notwithstanding the provisions of this Section 2.2, the parties to this Agreement will rely solely on their own advisors in determining the tax consequences of the transactions contemplated by this Agreement and each party is not relying, and will not rely, on any representations or assurances of any other party regarding such consequences other than the representations, warranties, covenants and agreements set forth in writing in this Agreement or furnished pursuant to the provisions hereof. Notwithstanding anything in this Agreement to the contrary, the obligations of the parties set forth in this
Section 2.2 shall survive the Closing.

         2.3      Assumption of Liabilities and Obligations.

         (a) The American Parties agree to assume the Citicasters Assumable Agreements at the Closing or, to the extent provided in the Citicasters Station TBA, upon the TBA Date of the Citicasters Station TBA. Except as expressly provided in this Agreement, including without limitation Section 2.3(d), or in the Citicasters Station TBA, the American Parties shall not assume or become obligated to perform any debt, liability or obligation of Citicasters or relating to the ownership or operation of the Citicasters Assets or the conduct of the business of the Citicasters Station prior to the Closing whatsoever, other than to the extent set forth in the assumption of the Citicasters Assumable Agreements. The parties acknowledge and agree that the assumption of the Citicasters Assumable Agreements shall not, except to the extent of any proration pursuant to the provisions of Section 2.3(d), entail the assumption by the American Parties of any obligation or liability of Citicasters with respect to (i) any obligations or liabilities under the Citicasters

Assumable Agreements relating to the period prior to the Cut-off Date; (ii) any Claims to which Citicasters is a party or to which any of the Citicasters Assets or the Citicasters Station is subject relating to the ownership or operation of the Citicasters Assets or the conduct of the business of the Citicasters Station prior to the Closing (other than as provided in the Citicasters Station TBA); or
(iii) any liability for any Taxes attributable to the ownership or operation of the Citicasters Assets or the Citicasters Station on or prior to the Closing Date. All such obligations and liabilities (the "Citicasters Nonassumed Liabilities") shall remain and be the obligations and liabilities solely of Citicasters.

         (b) Citicasters agrees to assume the American Assumable Agreements at the Closing or, to the extent provided in the American Station TBA, upon the TBA Date of the American Stations TBA. Except as expressly provided in this Agreement, including without limitation Section 2.3(e), or in the American Stations TBA, Citicasters shall not assume or become obligated to perform any debt, liability or obligation of either American Party or relating to the ownership or operation of the American Assets or the conduct of the business of the American Stations prior to the Closing whatsoever, other than to the extent set forth in the assumption of the American Assumable Agreements. The parties acknowledge and agree that the assumption of the American Assumable Agreements shall not, except to the extent of any proration pursuant to the provisions of
Section 2.3(e), entail the assumption by Citicasters of any obligation or liability of either American Party with respect to (i) any obligations or liabilities under the American Assumable Agreements relating to the period prior to the Cut-off Date; (ii) any Claims to which either American Party is a party or to which any of the American Assets or any of the American Stations is subject relating to the ownership or operation of the American Assets or the conduct of the business of the American Stations prior to the Closing (other than as provided in the American Stations TBA); or (iii) any liability for any Taxes attributable to the ownership or operation of the American Assets or the American Stations on or prior to the Closing Date. All such obligations and liabilities (the "American Nonassumed Liabilities") shall remain and be the obligations and liabilities solely of the American Parties.

         (c) Notwithstanding anything contained in this Agreement to the contrary and except as otherwise provided in the Citicasters Station TBA or the American Stations TBA, as the case may be, all items of income and expense (including without limitation with respect to rent, utilities, Pro Ratable Taxes and wages, salaries and accrued but unused vacation for employees) arising from the conduct of the business of the Citicasters Station and American Stations shall be prorated between American and Citicasters as of 12:01 a.m., Eastern time, on the Cut-Off Date, with the transferring party responsible for any such items prior to the Cut-off Date and the transferee party responsible for any such items subsequent to the Cut-off Date.

         (d) Within sixty (60) days after the Cut-Off Date, American shall deliver to Citicasters a schedule of its proposed prorations with respect to the American Assets and the American Stations which shall set forth in reasonable detail the basis for those determinations, and which shall account for any amount owed by American to Citicasters pursuant to the provisions of Section 2.3(g) (the "Rochester Proration Schedule"). The Rochester Proration Schedule shall be conclusive and binding upon Citicasters unless Citicasters provides American with written notice of objection (the "Notice of Disagreement") within thirty (30) days after Citicasters' receipt of the Rochester Proration Schedule, which notice shall state the prorations proposed by Citicasters (the "Citicasters Proration

Schedule"). American shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject the Citicasters Proration Schedule. If American rejects the Citicasters Proration Schedule, and the amount in dispute exceeds Five Thousand Dollars ($5,000), the dispute shall be submitted within ten (10) days of such rejection to the Chicago, Illinois office of Arthur Andersen & Co., LLP (the "Referee") for resolution, such resolution to be made within thirty
(30) days after submission to the Referee and to be final, conclusive and binding on American and Citicasters. American and Citicasters agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than Five Thousand Dollars ($5,000), such amount shall be divided equally between Citicasters and American. Payment by Citicasters or American, as the case may be, of the proration amounts determined pursuant to this Section 2.3(d) shall be due fifteen (15) days after the last to occur of (i) Citicasters' acceptance of the Rochester Proration Schedule or failure to give American a timely Notice of Disagreement; (ii) American's acceptance of the Citicasters Proration Schedule or failure to reject the Citicasters Proration Schedule within fifteen (15) days of receipt of a timely Notice of Disagreement; (iii) American's rejection of the Citicasters Proration Schedule in the event the amount in dispute equals or is less than Five Thousand Dollars ($5,000); and
(iv) notice to American and Citicasters of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds Five Thousand Dollars ($5,000).

         (e) Within sixty (60) days after the Cut-Off Date, Citicasters shall deliver to American a schedule of its proposed prorations with respect to the Citicasters Assets and the Citicasters Station which shall set forth in reasonable detail the basis for those determinations, and which shall account for any amount owed by Citicasters to American pursuant to the provisions of
Section 2.3(g) (the "Cincinnati Proration Schedule"). The Cincinnati Proration Schedule shall be conclusive and binding upon American unless American provides Citicasters with a Notice of Disagreement within thirty (30) days after American's receipt of the Cincinnati Proration Schedule, which notice shall state the prorations proposed by American (the "American Proration Schedule"). Citicasters shall have fifteen (15) days from receipt of a Notice of Disagreement to accept or reject the American Proration Schedule. If Citicasters rejects the American Proration Schedule and the amount in dispute exceeds Five Thousand Dollars ($5,000), the dispute shall be submitted within ten (10) days of such rejection to the Referee for resolution, such resolution to be made within thirty (30) days after submission to the Referee and to be final, conclusive and binding on Citicasters and American. American and Citicasters agree to share equally the cost and expenses of the Referee, but each party shall bear its own legal and other expenses, if any. If the amount in dispute is equal to or less than Five Thousand Dollars ($5,000), such amount shall be divided equally between American and Citicasters. Payment by American or Citicasters, as the case may be, of the proration amounts determined pursuant to this Section 2.3(e) shall be due fifteen (15) days after the last to occur of
(i) American's acceptance of the Cincinnati Proration Schedule or failure to give Citicasters a timely Notice of Disagreement; (ii) Citicasters' acceptance of the American Proration Schedule or failure to reject the American Proration Schedule within fifteen (15) days of receipt of a timely Notice of Disagreement;
(iii) Citicasters' rejection of the American Proration Schedule in the event the amount in dispute equals or is less than Five Thousand Dollars ($5,000); and
(iv) notice to Citicasters and American of the resolution of the disputed amount by the Referee in the event that the amount in dispute exceeds Five Thousand Dollars ($5,000).

         (f) Any payment required by American to Citicasters or by Citicasters to American, as the case may be, under Section 2.3(d) or 2.3(e) shall be paid by wire transfer of immediately available funds to the account of the payee with a financial institution in the United States as designated by such party in the Cincinnati Proration Schedule or the Rochester Proration Schedule, as the case may be, or the Notice of Disagreement (or by separate notice in the event a Notice of Disagreement is not sent). If either American or Citicasters fails to pay when due any amount under Section 2.3(d) or 2.3(e), interest on such amount will accrue from the date payment was due to the date such payment is made at a per annum rate equal to the "prime rate" as published daily in the Money Rates column of the Wall Street Journal (or the average of such rates if more than one rate indicated) plus two percent (2%), and such interest shall be payable upon demand.

         (g) With respect to Trade Agreements the assigning party shall be required to pay to the party assuming the same an amount, if any, by which the aggregate obligations and liabilities (determined in accordance with GAAP) for unperformed air time under all such Trade Agreements as of 12:01 a.m. on the applicable Cut-off Date exceeds by $20,000, the fair market value of the services or property (determined in accordance with GAAP) to be received by the assuming party under such Trade Agreements after 12:01 a.m. on the applicable Cut-off Date under all such Trade Agreements. There shall be no payment required by the assuming party to the assigning party with respect to the Trade Agreements, notwithstanding that the excess, if any, of the obligations and liabilities under the Trade Agreements over the fair market value of the services and property to be received under such Trade Agreements after 12:01 a.m. on the applicable Cut-off Date is less than the amount specified in the first sentence of this paragraph.

         (h) Nothing contained in this Section 2.3 is intended or shall be deemed to amend or modify the indemnification provisions of Article 8 nor to reallocate responsibility for the matters set forth therein.

         2.4 Closing Date. The closing of the Exchange (the "Closing") shall take place at a mutually convenient location to be agreed upon by the parties, at 10:00 a.m., local time, within ten (10) business days after the satisfaction or waiver of each of the conditions specified in Article 6 (other than those to be satisfied at the Closing) or such other date, prior to the Termination Date, as the parties may agree (the "Closing Date"). At the Closing, (a) each of the parties shall deliver such deeds (in recordable form and warrantying against matters not covered by title insurance other than Permitted Liens and Permitted Title Exceptions), bills of sale, assignments, assumptions of liabilities and other instruments and documents as are described in this Agreement or as may be otherwise reasonably requested by the parties and their respective counsel and the legal opinions described in Sections 6.2(b) and 6.3(b), and (b) as part of the American Assets, American shall pay to Citicasters Sixteen Million Dollars ($16,000,000) by wire transfer of immediately available funds to such account as is designated by Citicasters in written instructions to American not later than two (2) business days prior to the Closing.

         2.5 Accounts Receivable. Effective, if at all, upon the earlier to occur of Closing or the commencement of the effectiveness of the applicable TBA, Citicasters hereby appoints American its agent and American hereby appoints Citicasters its agent for the purpose of collecting all Accounts Receivable relating to the Citicasters Station and the American Stations, respectively. Each party shall deliver to the other on or as soon as practicable after the earlier to occur of the applicable TBA Date or the Closing Date (but, in any event, within ten (10) days after such earlier date) a complete and detailed statement showing the name, amount and age of each Account Receivable of its Stations. Subject to and limited by the following, revenues relating to the Citicasters Accounts Receivable and the American Accounts Receivable will be for the account of Citicasters and American, respectively. Each agent shall use the same collection procedures as it uses with respect to its own accounts receivable to collect the Accounts Receivable with respect to which it is acting as agent for a period of ninety (90) days after the applicable Cut-off Date (the "Collection Period"). Any payment received by either party during the Collection Period from any customer with an account which is an Account Receivable with respect to which it is acting as agent shall first be applied in reduction of such Account Receivable, unless the customer indicates otherwise in writing. During the Collection Period, each agent shall furnish the other with a list of, and pay over to the other, the amounts collected with respect to the Accounts Receivable with respect to which it is acting as agent within five (5) days after the end of each month during the Collection Period. Each agent shall provide the other with a final accounting on or before the fifteenth (15th) day following the end of the Collection Period. Upon the request of either agent at and after such time, the parties shall meet to mutually and in good faith analyze any uncollected Accounts Receivable to determine if the same, in their reasonable business judgment, are deemed to be collectable and if the party which acted as agent with respect thereto desires to retain such Accounts Receivable in the interest of maintaining an advertising relationship. As to each such Accounts Receivable, the parties shall in good faith attempt to negotiate the value of such Accounts Receivable, which the purchasing party shall pay to the other if the purchasing party, in its sole discretion, chooses to retain such Accounts Receivable. Each party shall retain the right to collect any of its Accounts Receivable as to which the parties are unable to reach agreement as to such value, and each party agrees to turn over to the other any payments received against any such Accounts Receivable. Neither agent shall be obligated to use any extraordinary efforts to collect any of the Accounts Receivable assigned to it for collection hereunder or to refer any of such Accounts Receivable to a collection agency or to any attorney for collection, and neither party shall make any such referral or compromise, nor settle or adjust the amount of any such Accounts Receivable, except with the approval of the other party. Neither agent shall incur any liability to any other party for any uncollected Accounts Receivable unless such agent shall have engaged in willful misconduct or gross negligence in the performance of its obligations set forth in this Section. During and after the Collection Period, without specific agreement with the agent with respect thereto to the contrary, none of the assigning parties nor its agents shall make any direct solicitation of the Accounts Receivable for collection purposes, except for Accounts Receivable retained by the assigning party after the Collection Period.



                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF CITICASTERS

         Citicasters hereby represents and warrants to American and American License as follows:

         3.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Each of Citicasters and Jacor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Each of Citicasters and Jacor has all requisite corporate power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and/or each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Exchange and the other Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of Citicasters or Jacor, as the case may be. This Agreement has been duly executed and delivered by Citicasters and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Exchange and the other
Transactions when executed and delivered by Citicasters or Jacor will constitute, legal, valid and binding obligations of Citicasters or Jacor, as the case may be, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and the obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 3.1(c) of the Citicasters Disclosure Schedule, neither the execution and delivery by Citicasters of this Agreement or any Collateral Document executed or required to be executed by it or Jacor pursuant hereto or thereto, nor the consummation by Citicasters of the Exchange and the other Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by Citicasters or Jacor:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of Citicasters or Jacor or any Applicable Law on the part of Citicasters or Jacor, or, subject to obtaining any required consents, will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any Citicasters Material Agreement; or

                  (ii) will require Citicasters or Jacor to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization, except for the FCC Consents, filings, if required, under the Hart-Scott-Rodino Act and Private Authorizations, the failure of which to be obtained or maintained would not, individually or in the aggregate, have an adverse effect on Citicasters.

         (d) Citicasters does not have any direct or indirect Subsidiaries or other Affiliates which own or have any interest in the Citicasters Station or any of the Citicasters Assets.

         3.2      Financial and Other Information.

         (a) Citicasters has heretofore furnished to American copies of the unaudited financial statements of the Citicasters Station for the year ended December 31, 1995 and the nine months ended September 30, 1996 (the "Citicasters Financial Statements"). The Citicasters Financial Statements have been prepared on a consistent basis throughout the periods covered thereby, and fairly present the financial condition, results of operations and cash flow of the Citicasters Station, as of the respective dates thereof and for the respective periods covered thereby.

         (b) Except solely for the obligations and liabilities to be assumed by the American Parties pursuant to the Citicasters Assumable Agreements, there will, at the time of Closing, be no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, relating to Citicasters, the Citicasters Assets or the Citicasters Station which could, after the Closing, result in any form of transferee liability against either American Party or subject any of the Citicasters Assets or the Citicasters Station to any Lien or otherwise affect the full, free and unencumbered use of the Citicasters Assets and the ownership and operation of the Citicasters Station by the American Parties.

         3.3 Material Statements and Omissions; Absence of Events. No representation or warranty made by Citicasters contained in this Agreement, the Citicasters Disclosure Schedule or any certificate, document or other instrument furnished or to be furnished by Citicasters pursuant to the provisions hereof contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading. Citicasters is not aware of any impending or contemplated Event that would cause any of the representations and warranties made by it in this Article not to be true, correct and complete on the date of such Event as if made on that date.

         3.4 Changes in Condition. Since September 30, 1996, except to the extent specifically described in Section 3.4 of the Citicasters Disclosure Schedule, there has been no adverse change in the Citicasters Assets or the Citicasters Station. There is no Event known to Citicasters which adversely affects, or (so far as Citicasters can now reasonably foresee) is likely to adversely affect, the Citicasters Assets or the Citicasters Station, except (a) to the extent specifically described in Section 3.4 of the Citicasters Disclosure Schedule and (b) for general business and economic conditions and matters affecting the radio broadcasting industry generally.

         3.5      Title to Properties; Leases.

         (a) Citicasters does not own any Real Property which is part of the Citicasters Assets or used in the operations of the Citicasters Station, other than the Real Property that will be leased by Citicasters to American pursuant to the Studio Lease and the Tower Lease (the "Citicasters Real Property"). Citicasters has good and marketable title in fee simple to the Citicaster Real Property.

         (b) Section 3.5(b) of the Citicasters Disclosure Schedule contains a true, accurate and complete description of all material items of Citicasters Personal Property. Citicasters owns and has good and merchantable title to all of the Citicasters Personal Property, free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 3.5(b) of the Citicasters Disclosure Schedule (which Liens shall be released prior to Closing). Except as set forth in Section 3.5(b) of the Citicasters Disclosure Schedule, all of the Citicasters Personal Property is in a state of good repair and maintenance and is in good operating condition, normal wear and tear excepted, has been maintained in a manner consistent with generally accepted standards of good engineering practice and currently permits the Citicasters Station to be operated in accordance with the terms and conditions of the Citicasters FCC Licenses and all Applicable Laws.

         3.6 Compliance with Private Authorizations. Section 3.6 of the Citicasters Disclosure Schedule sets forth a true, accurate and complete list and description of each Citicasters Private Authorization which, individually or when taken together with other substantially similar Citicasters Private Authorizations, is material to the Citicasters Assets or the Citicasters Station, all of which are in full force and effect. Citicasters is not in breach or violation of, or in default in the performance, observance or fulfillment of, any Citicasters Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any Citicasters Private Authorization, except for as set forth in Section 3.6 of the Citicasters Disclosure Schedule. No such Private Authorization is the subject of any pending or, to Citicasters' knowledge, threatened attack, revocation or termination.

         3.7 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 3.7(a) of the Citicasters Disclosure Schedule contains a description of:

                  (i) all Claims pending or, to Citicasters' knowledge, threatened against Citicasters with respect to the business, operation or ownership of any of the Citicasters Assets or the Citicasters Station, including without limitation all Claims which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any of the Citicasters FCC Licenses or the imposition of any restriction of such a nature as would adversely affect the ownership or operations of the Citicasters Station; in particular, but without limiting the generality of the foregoing, there are no Claims pending or, to Citicasters' knowledge, threatened (x) before the FCC relating to the business or operations of the Citicasters Station other than Claims which affect the radio broadcasting industry generally, or
         (y) before any Authority involving charges of illegal discrimination by the Citicasters Station under any federal or state employment Laws; and

                  (ii) each Governmental Authorization (including without limitation all FCC Licenses) required under Applicable Laws to own and operate the Citicasters Station, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are in full force and effect (the "Citicasters Governmental Authorizations").

Attached to the Citicasters  Disclosure  Schedule are true, correct and complete
copies  of  the  Citicasters  Governmental   Authorizations  (including  without
limitation any and all amendments and other modifications thereto).

         (b) Citicasters is the authorized legal holder of the FCC Licenses listed in Section 3.7(a) of the Citicasters Disclosure Schedule, none of which is subject to any restriction or condition which would limit in any respect the operations of the Citicasters Station as currently conducted. The Citicasters FCC Licenses are valid and in good standing, are in full force and effect and are not impaired in any respect by any act or omission of Citicasters or its officers, directors, employees or agents. The Citicasters Station is operating in accordance with the Citicasters FCC Licenses, all underlying construction permits and the FCA. Except as disclosed in Section 3.7(b) of the Citicasters Disclosure Schedule, no application, action or proceeding is pending for the renewal or modification of any Citicasters FCC Licenses and, to Citicasters' knowledge, there is not as of the date of this Agreement issued or outstanding any investigation or complaint against Citicasters at the FCC relating to the Citicasters Station. Except as disclosed in Section 3.7(b) of the Citicasters Disclosure Schedule, as of the date of this Agreement, there is no proceeding pending at, or outstanding notice of violation from, the FCC relating to the Citicasters Station. All fees payable to Authorities pursuant to the Citicasters FCC Licenses, including FCC annual regulatory fees, have been paid and no event has occurred which, individually or in the aggregate, and without the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof or would have an adverse effect on Citicasters. Except (i) as set forth in Section 3.7(b) of the Citicasters Disclosure Schedule and (ii) for such reports, forms and statements the failure of which to file would not, individually or in the aggregate, have an adverse effect on the Citicasters Station, all reports, forms and statements required to be filed by Citicasters with the FCC with respect to the Citicasters Station have been filed and are true, complete and accurate in all respects. To Citicasters' knowledge, under the FCA, there are no facts that would disqualify it as the transferee of the control of the American Stations.

         The Citicasters Governmental Authorizations comprise all Governmental Authorizations which are necessary for the lawful ownership or operation of the Citicasters Assets or the lawful conduct of the business of the Citicasters Station as now conducted, except for Governmental Authorizations, the failure of which to obtain and maintain, would not, individually or in the aggregate, have any adverse effect on the Citicasters Assets or Citicasters Station. No Citicasters Governmental Authorization is the subject of any pending or, to
Citicasters' knowledge, threatened challenge or proceeding to revoke or terminate any Citicasters Governmental Authorization. To Citicasters' knowledge, except as set forth in Section 3.7(b) of the Citicasters Disclosure Schedule, Citicasters has no reason to believe that, except for the consummation of the Exchange, any Citicasters Governmental Authorization would not be renewed in the name of Citicasters by the granting Authority in the ordinary course.

         3.8 Intangible Assets. Section 3.8 of the Citicasters Disclosure Schedule sets forth a true, accurate and complete description of all material Intangible Assets held or used by Citicasters (other than the Citicasters Governmental Authorizations and the Citicasters Private Authorizations) relating to the ownership and operation of the Citicasters Assets or the conduct of the business of the Citicasters Station (the "Citicasters Intangible Assets"), including without limitation the nature of Citicasters' interest in each and the extent to which the same have been duly registered in the offices as indicated therein. Citicasters owns or possesses or otherwise has the right to use the Citicasters Intangible Assets.

         3.9 Related Transactions. Citicasters is not a party or subject to any Contractual Obligation relating to the ownership and operation of the Citicasters Assets or the conduct of the business of the Citicasters Station between Citicasters and any of its officers, directors, stockholders or employees or, to the knowledge, of Citicasters, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing for the lending or borrowing of money to or from or otherwise requiring payments to or from, any such Person, other than (i) the Citicasters Employee Plans or Citicasters Material Agreements constituting employment agreements and (ii) Contracts between Citicasters and its officers which constitute Citicasters Excluded Assets and Citicasters Nonassumed Obligations.

         3.10 Tax Matters. Citicasters has in respect of the Citicasters Assets and the Citicasters Station filed all material Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith. There are no unpaid Taxes which are due and payable, or alleged to be due and payable by any Taxing Authority, the non-payment of which is or could become a Lien on any of the Citicasters Assets or the Citicasters Station or result in any transferee liability against either of the American Parties. All Taxes in respect of the Citicasters Assets and the Citicasters Station which Citicasters is required by law to withhold and collect have, to Citicasters' knowledge, been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable.

         3.11     Employee Benefit Plans; Citicasters Station Employees..

         (a) Section 3.11(a) of the Citicasters Disclosure Schedule contains a true, accurate and complete list (and brief description) as of the date of this Agreement of all employee benefit plans applicable to the Citicasters Station Employees ("Citicasters Employee Plans"). Neither Citicasters nor its Affiliates maintains any other employee benefit plan, as that term is defined in Section 3 of ERISA, applicable to the Citicasters Station Employees.

         (b) Section 3.11(b) of the Citicasters Disclosure Schedule contains a true, accurate and complete list of all persons employed in the ownership or operation of any of the Citicasters Assets or the conduct of the business of the Citicasters Station (the "Citicasters Station Employees"), together with each such employee's date of hire, the title or capacity in which such person is employed, and a description of material compensation arrangements (other than any Citicasters Employee Plans).

         (c) Citicasters has received no notice that, and Citicasters is not aware of, any Citicasters Station Employee who shall or is likely to terminate his or her employment relationship with the Citicasters Station upon the execution of this Agreement or after the Closing, except as set forth in Section 3.11(c) of the Citicasters Disclosure Schedule.

         (d) Except as described in Section 3.11(d) of the Citicasters Disclosure Schedule, with respect to the Citicasters Station, (i) none of the Citicasters Station Employees is now or, to Citicasters' knowledge, has been represented by any labor union or other employee collective bargaining organization, and Citicasters is not and never has been a party to any labor or other collective bargaining agreement with respect to any Citicasters Station Employee, (ii) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, and
(iii)
neither Citicasters nor any of such employees is now or, to Citicasters' knowledge, has been subject to, involved in or threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to any Citicasters Station Employee.

         3.12 Material Agreements. Listed on Section 3.12 of the Citicasters Disclosure Schedule are all Material Agreements relating to the ownership or operation of the Citicasters Assets or the conduct of the business of the Citicasters Station or to which Citicasters is a party or to which it is bound or to which any of the Citicasters Assets is subject (the "Citicasters Material Agreements"). True, accurate and complete copies of each of such Material Agreements have been made available by Citicasters to American and Citicasters has provided American with photocopies of all such Material Agreements requested by American (or true, accurate and complete descriptions thereof have been set forth in Section 3.12 of the Citicasters Disclosure Schedule, if any such Material Agreements are oral). All of the Citicasters Material Agreements are valid, binding and legally enforceable obligations of Citicasters and, to Citicasters' knowledge, all other parties thereto, and Citicasters is validly and lawfully conducting the business of the Citicasters Station and owning and operating the Citicasters Assets under each of the Citicasters Material Agreements. Citicasters has duly complied with all of the terms and conditions of each Material Agreement and has not done or performed, or failed to do or perform (and, to Citicasters' knowledge, there is no pending or threatened Claim that Citicasters has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any of the Citicasters Material Agreements or impair the rights or benefits, or increase the costs, of Citicasters under any of Citicasters Material Agreement. Citicasters has not expressly granted any waivers or forbearance under any Citicasters Material Agreement and, to Citicasters' knowledge, no third party is in material default in the performance of any of its obligations under any Citicasters Material Agreement. Except for those consents or approvals listed in
Section 3.12 of the Citicasters Disclosure Schedule, no consents or approvals of any third party are necessary to permit the assignment by the Citicasters Parties of the Citicasters Material Agreements to American and such assignment will not affect the validity or enforceability of any Citicasters Material Agreement or cause any material change in the substantive terms of any of them.

         3.13 Ordinary Course of Business. Citicasters, from September 30, 1996 to the date hereof, except (i) as may be described on Section 3.13 of the Citicasters Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement, with respect to the Citicasters Assets and the Citicasters Station, has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice and

                  (a) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of the Citicasters Assets;

                  (b) other than in the ordinary course of business, consistent with prior practice:

                           (i) has not made or committed  to make any  additions
                  to its property or any purchases of equipment, except for normal maintenance and replacements; and

                           (ii) has not increased the compensation payable or to
                  become payable to any of its employees other than in the ordinary course of business or otherwise altered, modified or changed the terms of their employment;

                  (c) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority; and

                  (d) has not experienced any work stoppage.

         3.14 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement, the Exchange or the subject matter of any other Transaction in the capacity of broker, agent or finder or in any similar capacity on behalf of Citicasters.

         3.15 Environmental Matters. Except as set forth in Section 3.15 of the Citicasters Disclosure Schedule, solely with respect to the Citicasters Assets and the Citicasters Real Property, Citicasters:

                  (a) to Citicasters' knowledge, has not been notified in writing that it is potentially liable under, has not received any written request for information or other correspondence concerning its potential liability with respect to any site or facility under, and is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b) has not entered into or received any consent decree, compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) is not a party in interest or in default under any judgment, order, writ, injunction or decree of any final order issued pursuant to any Environmental Law;

                  (d) is, to Citicasters' knowledge, in substantial compliance with all Environmental Laws, has, to Citicasters' knowledge, obtained all Environmental Permits required under Environmental Laws, and is not the subject of or, to Citicasters' knowledge, threatened with any Legal Action involving a demand for damages or other potential liability including any Lien with respect to violations or breaches of any Environmental Law;

                  (e) has no knowledge of any past or present Event which, individually or in the aggregate, will interfere with or prevent continued compliance with all Environmental Laws, or which, individually or in the aggregate, will form the basis of any Claim for the release or threatened release into the environment, of any Hazardous Material; and

                  (f) has no knowledge that any Hazardous Material is or has been located at, on, in or under, or has been released or transported from, the Citicasters Assets or the Citicasters Real Property in such manner so as to require remediation, removal or cleanup or other liability under, any Environmental Laws.

         Notwithstanding anything to the contrary contained in this Agreement, Citicasters makes no representation or warranty with respect to its compliance with Environmental Laws or environmental matters generally, except as specifically set forth in this Section, the Studio Lease or the Tower Lease

         3.16  Trade  or  Barter.  Section  3.16 of the  Citicasters  Disclosure
Schedule sets forth a true, complete and accurate description (including obligations and liabilities remaining thereunder) of all Citicasters Trade Agreements that individually involve or may involve, valued in accordance with GAAP, more than $500 in obligations remaining thereunder as of the date of this Agreement in money, property or services or a remaining term in excess of two months.


                                    ARTICLE 4

             REPRESENTATIONS AND WARRANTIES OF THE AMERICAN PARTIES

         The American Parties, jointly and severally, represent and warrant to Citicasters as follows:

         4.1  Organization  and  Business;   Power  and  Authority;   Effect  of
Transaction.

         (a) Each of the American Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite corporate power and authority to own or hold under lease its properties and to conduct its business as now conducted.

         (b) Each of the American Parties has all requisite corporate power and authority necessary to enable it to execute and deliver, and to perform its obligations under, this Agreement and each Collateral Document executed or required to be executed by it pursuant hereto or thereto or to consummate the Exchange and the other Transactions; and the execution, delivery and performance of this Agreement and each Collateral Document executed or required to be executed pursuant hereto or thereto have been duly authorized by all requisite corporate or other action on the part of the American Parties. This Agreement has been duly executed and delivered by the American Parties and constitutes, and each Collateral Document executed or required to be executed pursuant hereto or thereto or to consummate the Exchange and the other Transactions when executed and delivered by an American Party will constitute, legal, valid and binding obligations of such American Parties, enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, moratorium, insolvency and similar laws affecting the rights and remedies of creditors and obligations of debtors generally and by general principles of equity.

         (c) Except as set forth in Section 4.1(c) of the American Disclosure Schedule, neither the execution and delivery by the American Parties of this Agreement or any Collateral Document executed or required to be executed by either of them pursuant hereto or thereto, nor the consummation by the American Parties of the Exchange and the other Transactions, nor compliance with the terms, conditions and provisions hereof or thereof by the American Parties:

                  (i) will conflict with, or result in a breach or violation of, or constitute a default under, any Organic Document of the American Parties or any Applicable Law on the part of the American Parties, or subject to obtaining any required consents, will conflict with, or result in a breach or violation of, or constitute a default under, or permit the acceleration of any obligation or liability in, or but for any requirement of giving of notice or passage of time or both would constitute such a conflict with, breach or violation of, or default under, or permit any such acceleration in, any American Material Agreement; or

                  (ii) will require American to make or obtain any Governmental Authorization, Governmental Filing or Private Authorization, except for the FCC Consents, filings, if required, under the Hart-Scott-Rodino Act and Private Authorizations, the failure of which to be obtained or maintained would not, individually or in the aggregate, have an adverse effect on American.

         (d) Neither of the American Parties has any direct or indirect Subsidiaries or other Affiliates which own or have any interest in the American Stations or any of the American Assets. American owns all of the outstanding capital stock of American License, all of which stock is duly authorized, validly issued, fully paid and nonassessable.

         4.2      Financial and Other Information.

         (a) American has heretofore furnished to Citicasters copies of the unaudited financial statements of the American Stations for the year ended December 31, 1995 and the nine months ended September 30, 1996 (the "American Financial Statements"). The American Financial Statements have been prepared on a consistent basis throughout the periods covered thereby, and fairly present the financial condition, results of operations and cash flow of the American Stations, as of the respective dates thereof and for the respective periods covered thereby.

         (b) Except solely for the obligations and liabilities to be assumed by the Citicasters Parties pursuant to the American Assumable Agreements, there will, at the time of Closing, be no obligations or liabilities of any nature, whether accrued, absolute, contingent or otherwise, relating to the American Parties, the American Assets or the American Stations which could, after the Closing, result in any form of transferee liability against either Citicasters Party or subject any of the American Assets or the American Stations to any Lien or otherwise affect the full, free and unencumbered use of the American Assets and the ownership and operation of the American Stations by Citicasters.

         4.3 Material Statements and Omissions; Absence of Events. No representation or warranty made by the American Parties contained in this Agreement, the American Disclosure Schedule or any certificate, document or other instrument furnished or to be furnished by the American Parties pursuant to the provisions hereof contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to make any statement contained herein or therein not misleading. Neither American nor American License is aware of any impending or contemplated Event that would cause any of the representations and warranties made by it in this Article not to be true, correct and complete on the date of such Event as if made on that date.

         4.4 Changes in  Condition.  Since  September  30,  1996,  except to the extent specifically described in Section 4.4 of the American Disclosure Schedule, there has been no adverse change in the American Assets or the
American Stations. There is no Event known to the American Parties which adversely affects, or (so far as the American Parties can now reasonably foresee) is likely to adversely affect, the American Assets or the American Stations, except (a) to the extent specifically described in Section 4.4 of the American Disclosure Schedule and (b) for general business and economic conditions and matters affecting the radio broadcasting industry generally.

         4.5      Title to Properties; Leases.

         (a) Section 4.5(a) of the American Disclosure Schedule lists all Real Property owned by Lincoln or the American Parties (the "American Owned Real Property") and describes all Leases of Real Property (the "American Leases") which is used or held for use in the operation of the American Stations (the American Owned Real Property and the real property subject to the American Leases, being hereinafter collectively referred to as the "American Real Property"). American will, as of the time of the consummation of the transactions contemplated by the Lincoln Agreement, have (and Citicasters will upon Closing obtain) good and marketable title to the Owned Real Property and valid and subsisting leasehold interests in the American Leases (as shown on Section 4.5(a) of the American Disclosure Schedule), in each case free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 4.5(a) of the American Disclosure Schedule (which Liens shall be released prior to Closing). Lincoln has and, as of the time of the consummation of the transactions contemplated by the Lincoln Agreement, American will have, full legal and practical access to all of the American Real Property, and all easements, rights of way, and real property licenses relating thereto have been properly recorded in the appropriate public recording offices, except to the extent, if any, set forth in Section 4.5(a) of the American Disclosure Schedule. The American Owned Real Property, together with the real property that is subject to the American Leases, includes all the real property, easements, rights of way, and other real property interests necessary to conduct the business and operations of the American Stations as they are now conducted. None of the buildings, structures, improvements or fixtures constructed on any American Owned Real Property and real property that is subject to the American Leases, including without limitation all towers, guy wires and guy anchors and ground radials, encroach upon adjoining real property, and all such buildings, structures, improvements and fixtures, are constructed and are operated and used in conformance in all material respects with all "set back" lines, easements, covenants, restrictions and all applicable building, fire, zoning, health and safety laws and codes, except to the extent, if any, set forth in Section 4.5(a) of the American Disclosure Schedule. No utility lines serving such real property pass over the lands of a third party except where appropriate easements have been obtained or except as set forth in Section 4.5(a) of the American Disclosure Schedule. All buildings, structures, towers, antennae, improvements and fixtures comprising the American Owned Real Property or real property that is subject to the American Leases are in good and technically sound operating condition, have no latent structural mechanical or other defects of material significance, are reasonably suited for the purposes for which they are being used and each has adequate rights of ingress and egress, utility service for water and sewer, telephone, electric and/or gas, and sanitary service for the conduct of the business and operations of the American Stations as presently conducted, except to the extent, if any, set forth in Section 4.5(a) of the American Disclosure Schedule. There is no pending or, to American's knowledge, threatened condemnation or other legal proceeding or action of any kind relating to such real property and/or title thereto.

         Except as otherwise set forth in Schedule 4.5(a) of the American Disclosure Schedule, each American Lease included in the American Real Property has been duly authorized, executed and delivered by Lincoln and, to American's knowledge, each of the other parties thereto, and, as of the time of the consummation of the transactions contemplated by the Lincoln Agreement and the concurrent assignment of the American Leases by Lincoln to American, will be a legally valid and binding obligation of American, and, to American's knowledge, each of the other parties thereto, enforceable in accordance with its terms. American will, as of the time of the consummation of the transactions contemplated by the Lincoln Agreement, enjoy peaceful and undisturbed possession under all American Leases pursuant to which it will hold any American Real Property. All of the American Leases are valid and subsisting and in full force and effect; neither Lincoln is (nor American, as of the time of the consummation of the transactions contemplated by the Lincoln Agreement and the concurrent assignment of the American Leases by Lincoln to American, will be) nor, to American's knowledge, any other party thereto, is in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any American Lease.

         (b) Section 4.5(b) of the American Disclosure Schedule contains a true, accurate and complete description of all material items of American Personal Property. American, as of the time of the consummation of the transactions contemplated by the Lincoln Agreement, will own and have good and merchantable title to all of the American Personal Property, free and clear of all Liens, except (i) Permitted Liens and (ii) Liens set forth on Section 4.5(b) of the American Disclosure Schedule (which Liens shall be released prior to Closing). Except as set forth in Section 4.5(b) of the American Disclosure Schedule, all of the American Personal Property is in a state of good repair and maintenance and in good operating condition, normal wear and tear excepted, has been maintained in a manner consistent with generally accepted standards of good engineering practice and currently permits the American Stations to be operated in accordance with the terms and conditions of the American FCC Licenses and all Applicable Laws.

         4.6 Compliance with Private Authorizations. Section 4.6 of the American Disclosure Schedule sets forth a true, accurate and complete list and description of each American Private Authorization which, individually or when taken together with other substantially similar American Private Authorizations, is material to the American Assets or the American Stations, all of which are in full force and effect. There does not exist any breach or violation of, or in default in the performance, observance or fulfillment of, any American Private Authorization, and no Event exists or has occurred, which constitutes, or but for any requirement of giving of notice or passage of time or both would constitute, such a breach, violation or default, under any American Private Authorization, except for as set forth in Section 4.6 of the American Disclosure Schedule. No such Private Authorization is the subject of any pending or, to American's knowledge, threatened attack, revocation or termination.

         4.7 Compliance with Governmental Authorizations and Applicable Law.

         (a) Section 4.7(a) of the American Disclosure Schedule contains a description of:

                  (i) all Claims pending or, to American's knowledge,, threatened against either of the American Parties or Lincoln with respect to the business, operation or ownership of any of the American Assets or any of the American Stations, including without limitation all Claims which, individually or in the aggregate, are reasonably likely to result in the revocation or termination of any of the American FCC Licenses or the imposition of any restriction of such a nature as would adversely affect the ownership or operations of the American Stations; in particular, but without limiting the generality of the foregoing, there are no Claims pending or, to American's knowledge, threatened (x) before the FCC relating to the business or operations of the American Stations other than Claims which affect the radio broadcasting industry generally, or (y) before any Authority involving charges of illegal discrimination by the American Stations under any federal or state employment Laws; and

                  (ii) each Governmental Authorization (including without limitation all FCC Licenses) required under Applicable Laws to own and operate the American Stations, as currently conducted or proposed to be conducted on or prior to the Closing Date, all of which are (except such, if any, that are conditioned on consummation of the transactions contemplated by the Lincoln Agreement which will, upon such consummation, be) in full force and effect (the "American Governmental Authorizations").

Attached to the American Disclosure Schedule are true and complete copies of the American Governmental Authorizations (including without limitation any and all amendments and other modifications thereto).

         (b) American License will, as of the time of the consummation of the transactions contemplated by the Lincoln Agreement, be the authorized legal holder of the FCC Licenses listed in Section 4.7(a) of the American Disclosure Schedule, none of which will, at such time, be subject to any restriction or condition which would limit in any respect the operations of the American Stations as proposed to be conducted by American on or prior to the Closing Date. The American FCC Licenses are valid and in good standing, in full force and effect and are not impaired in any respect by any act or omission of the American Parties, Lincoln or their respective officers, directors, employees or agents. The American Stations are operating in accordance with the American FCC Licenses, all underlying construction permits and the FCA. Except (i) as disclosed in Section 4.7(b) of the American Disclosure Schedule and (ii) for those relating to the transfer of the American FCC Licenses from Lincoln to American License, no application, action or proceeding is pending for the renewal or modification of any American FCC Licenses and, to American's knowledge, there is not as of the date of this Agreement issued or outstanding any investigation or complaint against either American Party or Lincoln at the FCC relating to any of the American Stations. Except as disclosed in Section 4.7(b) of the American Disclosure Schedule, as of the date of this Agreement, there is no proceeding pending at, or outstanding notice of violation from, the FCC relating to any of the American Stations. All fees payable to Authorities pursuant to the American FCC Licenses, including FCC annual regulatory fees have been paid and no event has occurred which, individually or in the aggregate, and without the giving of notice or the lapse of time or both, would constitute grounds for revocation thereof or would have an adverse effect on American. Except (i) as set forth in Section 4.7(b) of the American Disclosure Schedule and (ii) for such reports, forms and statements the failure of which to file would not, individually or in the aggregate, have an adverse effect on the American Stations, all reports, forms and statements required to be filed by the American Parties or Lincoln with the FCC with respect to the American Stations have been filed and are true, complete and accurate in all respects. To American's knowledge, under the FCA, there are no facts that would disqualify it as the transferee of the control of the Citicasters Station.

         The American Governmental Authorizations comprise all Governmental Authorizations which are necessary for the lawful ownership or operation of the American Assets or the lawful conduct of the business of the American Stations as presently conducted or as proposed to be conducted by the American Parties prior to the Closing Date, except for Governmental Authorizations, the failure of which to obtain and maintain, would not, individually or in the aggregate, have any adverse effect on the American Assets or the American Stations. No American Governmental Authorization is the subject of any pending or, to American's knowledge, threatened challenge or proceeding to revoke or terminate any American Governmental Authorization. To American's knowledge, except as set forth in Section 4.7(b) of the American Disclosure Schedule, American has no reason to believe that, except for the consummation of the transactions contemplated by the Lincoln Agreement or the Exchange, any American Governmental Authorization would not be renewed by the granting Authority in the ordinary course.

         4.8 Intangible Assets. Section 4.8 of the American Disclosure Schedule sets forth a true, accurate and complete description of all material Intangible Assets held or used by Lincoln (other than the American Governmental Authorizations and the American Private Authorizations) relating to the ownership and operation of the American Assets or the conduct of the business of the American Stations (the "American Intangible Assets"), including without limitation the nature of Lincoln's interest in each and the extent to which the same have been duly registered in the offices as indicated therein. American will, as of the time of the consummation of the transactions contemplated by the Lincoln Agreement, own or possess or otherwise have the right to use the American Intangible Assets.

         4.9 Related Transactions. Neither of the American Parties nor Lincoln is a party or subject to any Contractual Obligation relating to the ownership and operation of the American Assets or the conduct of the business of the American Stations between Lincoln or either of the American Parties and any of their respective officers, directors, stockholders or employees or, to American's knowledge, any Affiliate of any thereof, including without limitation any Contractual Obligation providing for the furnishing of services to or by, providing for rental of property, real, personal or mixed, to or from, or providing  for the  lending  or  borrowing  of  money  to or  from or  otherwise requiring payments to or from, any such Person, other than (i) the American Employee Plans and American Material Agreements constituting employment agreements, (ii) Contracts between American and its officers which constitute American Excluded Assets and American Nonassumed Obligations, (iii) Contracts between Lincoln and any of its Affiliates or any of their officers, directors, partners, stockholders or employees which will not be part of the American Assets and will constitute American Excluded Assets and American Nonassumed Obligations, and (iv) a management agreement between American and American License.

         4.10 Tax Matters. Lincoln has, and as of the consummation of the transactions contemplated by the Lincoln Agreement American will have, in respect of the American Assets and the American Stations filed all material Tax Returns which are required to be filed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable pursuant to said Tax Returns and all other governmental charges and assessments received to date other than those Taxes being contested in good faith. There are no unpaid Taxes which are due and payable, or alleged to be due and payable by any Taxing Authority, the non-payment of which is or could become a Lien on any of the American Assets or the American Stations or result in any transferee liability against Citicasters. All Taxes in respect of the American Assets and the American Stations which Lincoln is required by law to withhold and collect have, to American's knowledge, been duly withheld and collected, and have been paid over, in a timely manner, to the proper Authorities to the extent due and payable.

         4.11     Employee Benefit Plans; American Station Employees.

         (a) Section 4.11(a) of the American Disclosure Schedule contains a true, accurate and complete list (and brief description) as of the date of this Agreement of all employee benefit plans which will be applicable to the American Station Employees ("American Employee Plans"). Neither American nor its Affiliates maintains any other employee benefit plan, as that term is defined in
Section 3 or ERISA, applicable to the American Station Employees.

         (b) Section 4.11(b) of the American Disclosure Schedule contains a true, accurate and complete list, to American's knowledge, of all persons employed by Lincoln in the ownership or operation of any of the American Assets or the conduct of the business of the American Stations (the "American Station Employees"), together with each such employee's date of hire, the title or capacity in which such person is employed, and a description of material compensation arrangements (other than any American Employee Plans).

         (c) American has received no notice that, and American is not aware of, any American Station Employee who shall or is likely to terminate his or her employment relationship with the American Stations upon the consummation of the transactions contemplated by the Lincoln Agreement, the execution of this Agreement or after the Closing, except as set forth in Schedule 4.11(c) of the American Disclosure Schedule.

         (d) Except as described in Section 4.11(d) of the American Disclosure Schedule, with respect to the American Stations, (i) none of the American Station Employees is now or, to American's knowledge, has been represented by any labor union or other employee collective bargaining organization, and neither Lincoln nor the American Parties is or has been a party to any labor or other collective bargaining agreement with respect to any American Station Employee, (ii) there are no pending grievances, disputes or controversies with any union or any other employee or collective bargaining organization of such employees, or threats of strikes, work stoppages or slowdowns or any pending demands for collective bargaining by any such union or other organization, and
(iii) neither Lincoln nor the American Parties nor any of such employees is now or, to American's knowledge, has been subject to, involved in or threatened with, any union elections, petitions therefore or other organizational or recruiting activities, in each case with respect to any American Station Employee.

         4.12 Material Agreements. Listed on Section 4.12 of the American Disclosure Schedule are all Material Agreements relating to the ownership or operation of the American Assets or the conduct of the business of the American Stations or to which American will, as of the time of the consummation of the transactions contemplated by the Lincoln Agreement, be a party or to which any of the American Assets will, at such time, be subject (the "American Material Agreements"). True, accurate and complete copies of each of such Material Agreements have been made available by American to Citicasters and American has provided Citicasters with photocopies of all such Material Agreements requested by Citicasters (or true, accurate and complete descriptions thereof have been set forth in Section 4.12 of the American Disclosure Schedule, if any such Material Agreements are oral). As of the time of the consummation of the transactions contemplated by the Lincoln Agreement and the concurrent assignment of the American Material Agreements by Lincoln to American, all of the American Material Agreements will be valid, binding and legally enforceable obligations of American and, to American's knowledge, all other parties thereto, and as of such time American will be lawfully conducting the business of the American Stations and owning and operating the American Assets under each of the American Material Agreements. Lincoln has, and as of the time of the consummation of the transactions contemplated by the Lincoln Agreement each of the American Parties will have, duly complied with all of the terms and conditions of each Material Agreement and Lincoln has not, and as of such time the American Parties will not have, done or performed, or failed to do or perform (and, to American's knowledge, there is no pending or threatened Claim that Lincoln has not so complied, done and performed or failed to do and perform) any act which would invalidate or provide grounds for the other party thereto to terminate (with or without notice, passage of time or both) any of the American Material Agreements or impair the rights or benefits, or increase the costs, American under any of American Material Agreement. Neither Lincoln nor either of the American Parties has expressly granted any waivers or forbearance under any American Material Agreement and, to American's knowledge, no third party is in material default in the performance of any of its obligations under any American Material Agreement. Except for those consents or approvals listed in Section 4.12 of the American Disclosure Schedule, no consents or approvals of any third party are necessary to permit the assignment by American of the American Material Agreements to Citicasters and such assignment will not affect the validity or enforceability of any American Material Agreement or cause any material change in the substantive terms of any of them. American has delivered to Citicasters a true, complete and correct copy of the Lincoln Agreement, including all schedules, exhibits and disclosure schedules thereto.
The Lincoln Agreement is in full force and effect.

         4.13 Ordinary Course of Business. Lincoln, from September 30, 1996 to the date hereof, except (i) as may be described on Section 4.13 of the American Disclosure Schedule, or (ii) as may be required or expressly contemplated by the terms of this Agreement or the Lincoln Agreement, with respect to the American Assets and the American Stations, has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent with prior practice and

                  (a) has not sold or otherwise disposed of or contracted to sell or otherwise dispose of any of the American Assets;

                  (b) other than in the ordinary course of business, consistent with prior practice:

                           (i) has not made or committed  to make any  additions
                  to its property or any purchases of equipment, except for normal maintenance and replacements; and

                           (ii) has not increased the compensation payable or to
                  become payable to any of its employees other than in the ordinary course of business or otherwise altered, modified or changed the terms of their employment;

                  (c) has not suffered any material damage, destruction or loss (whether or not covered by insurance) or any acquisition or taking of property by any Authority; and

                  (d) has not experienced any work stoppage.

         4.14 Broker or Finder. No Person assisted in or brought about the negotiation of this Agreement, the Exchange or the subject matter of any other Transaction in the capacity of broker, agent or finder or in any similar capacity on behalf of the American Parties, other than Blackburn & Company, Inc., whose fees and expenses shall be the sole responsibility of the American Parties.

         4.15 Environmental Matters. Except as set forth in Section 4.15 of the American Disclosure Schedule, solely with respect to the American Assets, neither the American Parties nor Lincoln:

                  (a) to American's knowledge, has been notified in writing that any of them is potentially liable under, has received any written request for information or other correspondence concerning its potential liability with respect to any site or facility under, and is not a "potentially responsible party" under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation Recovery Act, as amended, or any similar state law;

                  (b)  has  entered  into  or  received   any  consent   decree,
         compliance order or administrative order issued pursuant to any Environmental Law;

                  (c) is a party in interest or in default under any judgment, order, writ, injunction or decree of any final order issued pursuant to any Environmental Law;

                  (d) is not, to American's knowledge, in substantial compliance with all Environmental Laws, has not, to American's knowledge, obtained all Environmental Permits required under Environmental Laws, or is the subject of or, to American's knowledge, threatened with any Legal Action involving a demand for damages or other potential liability including any Lien with respect to violations or breaches of any Environmental Law;

                  (e) has knowledge of any past or present Event which, individually or in the aggregate, will interfere with or prevent continued compliance with all Environmental Laws, or which, individually or in the aggregate, will form the basis of any Claim for the release or threatened release into the environment, of any Hazardous Material; and

                  (f) has no knowledge that any Hazardous Material is or has been located at, on, in or under, or has been released or transported from, the American Assets or the American Real Property in such manner so as to require remediation, removal or cleanup or other liability under, any Environmental Laws.

         Notwithstanding anything to the contrary contained in this Agreement, the American Parties make no representation or warranty with respect to their compliance with Environmental Laws or environmental matters generally, except as specifically set forth in this Section.

         4.16 Trade or Barter. Section 4.16 of the American Disclosure Schedule sets forth a true, complete and accurate description (including obligations and liabilities remaining thereunder) of all American Trade Agreements that individually involve or may involve, valued in accordance with GAAP, more than $500 in obligations remaining thereunder as of the date of this Agreement in money, property or services or a remaining term in excess of two months.


                                    ARTICLE 5

                                    COVENANTS

         5.1      Access to Information; Confidentiality.

         (a) Each party shall afford, and prior to the consummation of the transactions contemplated by the Lincoln Agreement American will use its reasonable business efforts to cause Lincoln to afford, to the other party and its accountants, counsel, financial advisors and other representatives (the "Representatives") full access during normal business hours throughout the period prior to the Closing Date to all of its (and its Subsidiaries') properties, books, contracts, commitments and records (including without limitation Tax Returns) relating to the Assets and the Stations and, during such period, shall furnish promptly upon request (i) a copy of each report, schedule and other document filed or received by any of them pursuant to the requirements of any Applicable Law (including without limitation the FCA) or filed by it or any of its Subsidiaries with any Authority in connection with the Exchange and other Transactions or any other report, schedule or documents which may have a material effect on the businesses, operations, properties, prospects, personnel, condition, (financial or other), or results of operations of their respective Assets or Stations, (ii) to the extent not provided for pursuant to the preceding clause, all financial records, ledgers, work papers and other sources of financial information possessed or controlled by (x) Citicasters or its accountants deemed by American or its Representatives necessary or useful for the purpose of performing an audit of the business of the Citicasters Station and certifying financial statements and financial information pursuant to the provisions of Section 6.2(d), and (y) American or its accountants deemed by Citicasters or its Representatives necessary or useful for the purpose of performing an audit of the business of the American Stations and certifying financial statements and financial information pursuant to the provisions of
Section 6.3(d), and (iii) such other information concerning any of the foregoing as American or Citicasters shall reasonably request. All non-public information furnished pursuant to the provisions of this Agreement, including without limitation this Section, will be kept confidential and shall not, without the prior written consent of the party disclosing such information, be disclosed by the other party in any manner whatsoever, in whole or in part, and, except as required by Applicable Law (including without limitation in connection with any registration statement or similar document filed pursuant to any federal or state securities Law) shall not be used for any purposes, other than in connection with the Exchange and the other Transactions. Except as otherwise herein provided, each party agrees to reveal such information only to those of its Representatives or other Persons who need to know such the information for the purpose of evaluating and consummating the Exchange and the other Transactions who are informed of the confidential nature of such information. From and after the Closing, each of the parties shall not, without the prior written consent of the other party, disclose any information remaining in its possession with respect to the Assets and Stations conveyed by it pursuant to the Exchange and no such information shall be used for any purposes, other than in connection with the Exchange and the other Transactions or to the extent required by Applicable Law.

         (b) Notwithstanding the provisions of Section 5.1(a), each party may disclose such information as it may reasonably determine to be necessary in connection with seeking all Governmental and Private Authorizations or that is required by Applicable Law to be disclosed, including without limitation in any registration statement or other document required to be filed under any federal or state securities Law. In the event that this Agreement is terminated in accordance with its terms, each party shall promptly redeliver all non-public written material provided pursuant to this Section or any other provision of this Agreement or otherwise in connection with the Exchange and the other Transactions and shall not retain any copies, extracts or other reproductions in whole or in part of such written material other than one copy thereof which shall be delivered to independent counsel for such party.

         (c) No investigation pursuant to this Section or otherwise shall affect any representation or warranty in this Agreement of either party or any condition to the obligations of the parties hereto.

         5.2      Agreement to Cooperate.

         (a) Each of the parties  hereto shall use reasonable  business  efforts
(x) to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law to consummate the Exchange and make effective the other Transactions, and (y) to refrain from taking, or cause to be taken, any action and to refrain from doing or causing to be done, any thing which could impede or impair the consummation of the Exchange or the making effective of the other Transactions, including, in all cases, without limitation using its reasonable business efforts (i) to prepare and file with the applicable Authorities as promptly as practicable after the execution of this Agreement all requisite applications and amendments thereto, together with related information, data and exhibits, necessary to request issuance of orders approving the Exchange and the other Transactions by all such applicable Authorities, each of which must be obtained or become Final Orders in order to satisfy the condition applicable to it set forth in Section 6.1(c), (ii) to obtain all necessary or appropriate waivers, consents and approvals, (iii) to effect all necessary registrations, filings and submissions (including without limitation, if required, filings within ten (10) business days of the date of this Agreement under the Hart-Scott-Rodino Act and all filings necessary for American and Citicasters to own and operate the Citicasters Station and the American Stations, respectively), (iv) to lift any injunction or other legal bar to the Exchange or any of the other Transactions (and, in such case, to proceed with the Exchange and the other

Transactions as expeditiously as possible), and (v) to obtain the satisfaction of the conditions specified in Article 6, including without limitation the truth and correctness as of the Closing Date as if made on and as of the Closing Date of the representations and warranties of such party and the performance and satisfaction as of the Closing Date of all agreements and conditions to be performed or satisfied by such party. Without limiting the generality of the foregoing, the parties acknowledge and agree that the assignment of the FCC Licenses as contemplated by this Agreement is subject to the prior consent and approval of the FCC. Within ten (10) business days following the execution of this Agreement, Citicasters and American shall file with the FCC appropriate applications for FCC Consents. The parties shall prosecute said applications with all reasonable diligence and otherwise use reasonable business efforts to obtain the grant of FCC Consents to such applications as expeditiously as practicable. If the FCC Consents, or any of them, imposes any condition on either party hereto, such party shall use reasonable business efforts to comply with such condition unless compliance would have a material adverse effect upon it. If reconsideration or judicial review is sought with respect to any FCC Consent, Citicasters and American shall oppose such efforts to obtain reconsideration or judicial review (but nothing herein shall be construed to limit any party's right to terminate this Agreement pursuant to the provisions of Section 7.1). Notwithstanding anything in this Agreement to the contrary, the Exchange is expressly conditioned upon the grant of the Final Order as to the FCC Consents for the assignment of the FCC Licenses for the Stations without any condition which would have a materially adverse effect upon the party acquiring such Stations.

         (b) The parties shall cooperate with one another in the preparation of all Returns, questionnaires, applications or other documents regarding any Taxes or transfer, recording, registration or other fees which become payable in connection with the Exchange and the other Transactions that are required to be filed on or before the Closing Date.

         (c) Citicasters shall cooperate and use its reasonable business efforts to cause its independent accountants to reasonably cooperate with American, and at American's expense, in order to enable American to have Citicasters and Citicasters' or American's independent accountants prepare audited financial statements for the Citicasters Station described in Section 6.2(d). Citicasters represents and warrants that such financial statements will have been prepared in accordance with GAAP applied on a basis consistent with past practices and will present fairly the financial condition and results of operation of the Citicasters Station. Without limiting the generality of the foregoing, Citicasters agrees that it will (i) consent to the use of such audited financial statements in any registration statement or other document filed by American or any of its Affiliates under the Securities Act or the Exchange Act and (ii) execute and deliver, and cause its officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as American's or Citicasters' independent accountants may reasonably request under the circumstances. American shall cooperate and use its reasonable business efforts to cause its independent accountants to reasonably cooperate with Citicasters, and at Citicasters' expense, in order to enable Citicasters to have American and American's or Citicasters' independent accountants prepare audited and unaudited financial statements for the American Stations described in Section 6.3(d). American represents and warrants that such financial statements will have been prepared in accordance with GAAP applied on a basis consistent with past practices and will present fairly the financial condition and results of operation of the American Stations. Without limiting the generality of the foregoing, American agrees that it will (i) consent to the use of such financial statements in any registration statement or other document filed by Citicasters (or any of its Affiliates) under the Securities Act or the Exchange Act and (ii) execute and deliver, and cause its officers to execute and deliver, such "representation" letters as are customarily delivered in connection with audits and as Citicasters' or American's independent accountants may reasonably request under the circumstances.

         (d) The parties acknowledge and agree that they will in good faith continue discussions with regard to the negotiation, execution and delivery of a time brokerage agreement pursuant to which American would time broker the Citicasters Station (the "Citicasters Station TBA"), and a time brokerage agreement pursuant to which Citicasters would time broker each of the American Stations (the "American Stations TBA"). Anything in this Agreement to the contrary notwithstanding, including without limitation any provision of Articles 3 and 4 and Sections 6.2 and 6.3, (i) Citicasters shall not be liable in any respect to the extent any of its representations and warranties contained in
Article 3, and American shall not be liable in any respect to the extent any of its representations and warranties contained in Article 4, are not true and correct in any material respect on and as of the Closing Date due solely to the operation of the other party under the Citicasters Station TBA and the American Stations TBA, respectively, (ii) Citicasters and American shall not be liable in any respect to the extent any of its covenants contained in Article 5 are breached in any material respect on and as of the Closing Date due solely to the operation of the other party under the Citicasters Station TBA and the American Stations TBA, respectively, (iii) the conditions set forth in Sections 6.2(f) and 6.3(f) shall not be deemed to be not satisfied as a result of any action or failure to act of American pursuant to the provisions of the Citicasters Station TBA and of Citicasters pursuant to the provisions of the American Stations TBA, respectively, and (iv) the certificates to be delivered to American and Citicasters pursuant to the provisions of Section 6.2(c) and 6.3(c), respectively, shall not be required to address any of such representations and warranties that are not true and correct in any material respect or any of such covenants that are breached in any material respect on and as of the Closing Date due to the operation of the other party under the TBA Agreements.

         (e) Within thirty (30) days after the execution of this Agreement, American shall, at its expense, (i) commission a qualified title company to prepare and provide to Citicasters a preliminary title report with respect to the American Real Property (the "Preliminary Title Report"), and promptly provide a copy of the Preliminary Title Report to Citicasters, together with complete copies of all documents relating to the title exceptions referred to in the Preliminary Title Report and (ii) commission a qualified surveyor (licensed in New York) to prepare and provide to Citicasters hereto a survey ("Survey") of the American Real Property depicting the location of all title exceptions. Citicasters shall have the right to disapprove of any title exceptions or survey exceptions (whether nor not disclosed on the Preliminary Title Report) which in its reasonable business judgment have a material adverse impact on the title to the American Real Property or its intended use and shall notify American of any such disapproval within ten (10) business days after its receipt of both the Preliminary Title Report and the Survey. All title exceptions set forth in the Preliminary Title Report and any supplemental reports or updates to the Preliminary Title Report and not disapproved within the time periods provided herein shall constitute "Permitted Title Exceptions". Prior to the Closing, American shall, at its expense, remove or cause to be removed all disapproved exceptions relating to the American Real Property (the "Disapproved Matters") or, in the alternative, obtain title insurance in a form reasonably satisfactory to Citicasters insuring against the effect of such Disapproved Matters; provided, however, that American shall not be obligated to spend more than $150,000 in its attempt to remove or insure over any such Disapproved Matters (other than monetary Liens which shall be required to be removed regardless of the amount thereof). American shall notify Citicasters within ten (10) days after receipt of the notice of Disapproved Matters whether it intends to remove the same. If American is unable to remove or endorse over any such Disapproved Matters, or if American exercises its right not to remove one or more Disapproved Matters, Citicasters may elect (i) to terminate this Agreement or (ii) to waive such Disapproved Matters (such Disapproved Matters shall then be deemed to be Permitted Title Exceptions), in which event Citicasters shall receive a credit at the Closing in the amount (up to the positive difference, if any, between (x) $150,000 and (y) the amount theretofore expended by American pursuant to the provisions of this Section 5.2(e) ) reasonably necessary to remove or endorse over the Disapproved Matters or, if the Disapproved Matters cannot be removed or endorsed over, to compensate it for the reduction in value of such American Real Property resulting from such Disapproved Matters.

         (f) Within thirty (30) days after the execution of this Agreement, each of American and Citicasters may, at its sole expense, commission a qualified engineering firm to conduct a Phase I environmental study of the Citicasters Real Property or the American Real Property, respectively (the study done by American on such Citicasters Real Property is hereinafter called the "American Study"; and the study done by Citicasters on the American Real Property is hereinafter called the "Citicasters Study"). If American promptly notifies
Citicasters in writing that the American Study discloses a material environmental liability constituting a breach of the representations and warranties of Citicasters contained in Section 3.15 without regard to any knowledge qualifiers contained therein, Citicasters shall promptly commence remedial action at its expense to cure the condition giving rise to such liability and shall use its reasonable business efforts to cure such condition prior to the Closing. If Citicasters promptly notifies American in writing that the Citicasters Study discloses a material environmental liability constituting a breach of the representations and warranties of American contained in Section
4.15 without regard to any knowledge qualifiers contained therein, American shall promptly commence remedial action at its expense to cure the condition giving rise to such liability and shall use its reasonable business efforts to cure such condition prior to the Closing. Notwithstanding the foregoing, neither American nor Citicasters shall not obligated to spend more than $150,000 in its attempt to cure such condition. If, notwithstanding the use of its reasonable business efforts, American or Citicasters is unable prior to the Closing to cure any such condition, the party to whom the Real Property with such material environmental liability is to be conveyed may elect (i) to terminate this Agreement or (ii) to waive such environmental liability, in which event the waiving party shall receive a credit at the Closing in the amount (up to the positive difference, if any, between (x) $150,000 and (y) the amount theretofore expended by the other party pursuant to the provisions of this Section 5.2(f) ) reasonably necessary to cure such environmental liability or, if such environmental liability cannot be cured, to compensate it for the reduction in value of such Real Property resulting from such environmental liability.

         (g) Within thirty (30) days after the execution of this Agreement, each of American and Citicasters may, at its sole expense, do a study to determine, to such party's reasonable satisfaction, that services for utilities including, without limitation, water and sewer service, telephone service, electric and/or gas service and sanitary services are sufficient to service the Citicasters Real Property or the American Real Property, as the case may be, and any Real Property subject to the American

Leases. If either party notifies the other within such thirty-day period that the utility service is not sufficient for its reasonable needs, then the party receiving such notice shall promptly commence remedial action at its expense to cure such insufficiency and shall use its reasonable business efforts to cure such insufficiency prior to the Closing. Notwithstanding the foregoing, neither American nor Citicasters shall not obligated to spend more than $150,000 in its attempt to cure such insufficiency. If, notwithstanding the use of its reasonable business efforts, American or Citicasters is unable prior to the Closing to cure any such insufficiency, the party to whom the Real Property with such insufficiency is to be conveyed may elect to waive such insufficiency in which event the waiving party shall receive a credit at the Closing in the amount (up to the positive difference, if any, between (x) $150,000 and (y) the amount theretofore expended by the other party pursuant to the provisions of this Section 5.2(g)) reasonably necessary to cure such insufficiency or, if such insufficiency cannot be cured, to compensate it for the reduction in value of such Real Property resulting from such insufficiency.

         (h) Within thirty (30) days after the execution of this Agreement, each of American and Citicasters may, at its sole expense, commission a reputable engineer to conduct an inspection of the Citicasters Assets and or the American Assets, as the case may be (the inspection done by American on the Citicasters Assets is hereinafter called the "American Inspection"; and the inspection done by Citicasters on the American Assets is hereinafter called the "Citicasters Inspection"). If American notifies Citicasters in writing within such thirty-day period that the American Inspection discloses a condition that constitutes a breach of the representations of Citicasters contained in Section 3.5(b) or 3.7, Citicasters shall promptly commence remedial action at its expense to cure the condition and shall use its reasonable business efforts to cure such condition prior to the Closing. If Citicasters notifies American in writing within such thirty-day period that the Citicasters inspection discloses a condition that constitutes a breach of the representations of American contained in Section 4.5(b) or 4.7, American shall promptly commence remedial action at its expense to cure the condition and, use its reasonable business efforts to cure such condition prior to the Closing. Notwithstanding the foregoing, neither American nor Citicasters shall not obligated to spend more than $150,000 in its attempt to cure such condition. If, notwithstanding the use of its reasonable business efforts, American or Citicasters is unable prior to the Closing to cure any such condition, the party to whom the Assets with such condition are to be conveyed may elect (i) to terminate this Agreement or (ii) to waive such condition, in which event the waiving party shall receive a credit at the Closing in the amount (up to the positive difference, if any, between (x) $150,000 and (y) the amount theretofore expended by the other party pursuant to the provisions of this Section 5.2(h) ) reasonably necessary to cure such condition or, if such condition cannot be cured, to compensate it for the reduction in value of such Real Property resulting from such condition.

         (i) Anything in Sections 5.2(e) through (h) to the contrary notwithstanding, in the event (a) the amount required to remove or insure over any Disapproved Matters or cure any condition or insufficiency referred to in those sections would be more than $150,000, (b) the party required to remove or insure over any such Disapproved Matters or cure any such condition or insufficiency is not willing to spend the additional amounts required to do so, and (c) the other party is not willing to waive such matters, the parties shall negotiate in good faith in an effort to resolve the issues prior to terminating this Agreement.

         5.3 Public Announcements. Each party shall consult with the other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Exchange or any other Transaction and shall not issue any such press release or make any such public statement without the prior consent of the other, which consent shall not be unreasonably withheld, or delayed or conditioned. Notwithstanding the foregoing, each party acknowledges and agrees that the other party may, without the prior consent of the other, issue such press releases or make such public statements as may be required by Applicable Law, in which case, to the extent practicable, the party proposing to make such press release or public statement will consult in advance with the other regarding the nature, extent and form of such press release or public statement.

         5.4 Notification of Certain Matters. Each party shall give prompt notice to the other, of the occurrence or non-occurrence of any Event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty made by it contained in this Agreement (and, in addition in the case of American, of Lincoln in the Lincoln Agreement) to be untrue or inaccurate in any respect such that one or more of the conditions of Closing might not be satisfied, or (ii) any covenant, condition or agreement made by it contained in this Agreement (and, in addition in the case of American, of Lincoln in the Lincoln Agreement) not to be complied with or satisfied, or (iii) any change to be made in the Citicasters Disclosure Schedule or the American Disclosure Schedule, as the case may be, in any respect such that one or more of the conditions of Closing might not be satisfied, and any failure made by it (and, in addition in the case of American, of Lincoln in the Lincoln Agreement) to comply with or satisfy, or be able to comply with or satisfy, any covenant, condition or agreement to be complied with or satisfied by it hereunder (or thereunder) in any respect such that one or more of the conditions of Closing might not be satisfied; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         5.5 No Solicitation. Neither party shall, nor shall it permit any Affiliate or any of its Representatives (including, without limitation, any investment banker, broker, finder, attorney or accountant retained by it) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to any Alternative Transaction, engage in any discussions or negotiations concerning, or provide to any other Person any information or data relating to, it or any Affiliate for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect any Alternative Transaction, or agree to or endorse any Alternative Transaction. The provisions of this Section shall apply to each of American's Subsidiaries and Citicasters' Subsidiaries.

         5.6 Conduct of Business by Citicasters Pending the Closing. Except as otherwise contemplated by this Agreement, and subject to American's time brokering of the Citicasters Station pursuant to the provisions of the Citicasters Station TBA, after the date hereof and prior to the Closing Date or earlier termination of this Agreement, unless American shall otherwise agree in writing, Citicasters shall, and shall cause its Subsidiaries, to the extent relating to the Citicasters Station or the Citicasters Assets, to:

                  (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                  (b) use all reasonable business efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present general managers, on-air personalities and other key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely affect the transactions contemplated by this Agreement;

                  (c) maintain with financially responsible insurance companies insurance on their respective tangible assets and their respective businesses in such amounts and against such risks and losses as are consistent with past practice;

                  (d) maintain levels of advertising, marketing and promotion efforts and expenditures consistent with past practices;

                  (e) (i) operate the Citicasters Station in conformity with the Citicasters FCC Licenses on a basis consistent with past practice and any special temporary authority or program test authority issued thereunder, the FCA and the rules and regulations of any other Authority with jurisdiction over the Citicasters Station, and (ii) take all actions necessary to maintain the Citicasters FCC Licenses;

                  (f) refrain from changing the frequency or format of the Citicasters Station or making any material changes in the Citicasters Station's studio or other structures, except to the extent required by the FCA or the rules and regulation of the FCC;

                  (g) not make any material changes in the broadcast hours or in the percentage or types of programming broadcast by the Citicasters
         Station, or make any other material changes in the Citicasters Station's programming policies, except such changes as in the good faith judgment of Citicasters are required by the public interest;

                  (h) not (i) dispose of any of the Citicasters Assets owned by Citicasters or used in the operation of the Citicasters Station (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to the Citicasters Station or assets that are replaced with assets of like kind and quality); (ii) modify, change in any material respect or enter into any Material Agreement relating to the business of the Citicasters Station; or (iii) fail to maintain the Citicasters Personal Property in a manner consistent with generally accepted standards of good engineering practice and in a state of good repair and maintenance and operating condition;

                  (i) notify American promptly if the Citicasters Station's normal broadcast transmissions are interrupted or impaired for (i) thirty (30) minutes or more daily for a period of five (5) consecutive days or during any seven (7) days within any period of thirty (30) consecutive days (except for normal maintenance) or (ii) a period of six (6) continuous hours or more and promptly take any actions reasonably requested to remedy promptly the same;

                  (j) not create, assume or permit to exist any Lien upon any of the Citicasters Assets or the Citicasters Station, except for (i) Permitted Liens and (ii) other Liens, if any, set forth on Section 3.5(b) of the Citicasters Disclosure Schedule (which Liens shall be released prior to Closing); and

                  (k) not waive any material right relating to the Citicasters Station.

         5.7 Conduct of Business by American Pending the Closing. Except as otherwise contemplated by this Agreement, and subject to Citicasters' time brokering of the American Stations pursuant to the American Stations TBA, unless Citicasters shall otherwise agree in writing, (i) after the date hereof and prior to the consummation of the transactions contemplated by the Lincoln Agreement or the earlier termination of this Agreement, American shall, to the extent permitted by the Lincoln Agreement, cause Lincoln, and (ii) from and after the date American acquires the American Stations and prior to the Closing Date or earlier termination of this Agreement, American shall, and shall cause its Subsidiaries, to the extent relating to any of the American Stations or the American Assets, to:

                  (a) conduct their respective businesses in the ordinary and usual course of business and consistent with past practice;

                  (b) use all reasonable business efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective present general managers, on-air personalities and other key employees, and preserve the goodwill and business relationships with customers and others having business relationships with them and not engage in any action, directly or indirectly, with the intent to adversely affect the transactions contemplated by this Agreement;

                  (c) maintain with financially responsible insurance companies insurance on their respective tangible assets and their respective businesses in such amounts and against such risks and losses as are consistent with past practice;

                  (d) maintain levels of advertising, marketing and promotion efforts and expenditures consistent with past practices;

                  (e) (i) operate each of the American Stations in conformity with the American FCC Licenses on a basis consistent with past practice and any special temporary authority or program test authority issued thereunder, the FCA and the rules and regulations of any other Authority with jurisdiction over any of the American Stations and (ii) take all actions necessary to maintain the American FCC Licenses;

                  (f) refrain from changing the frequency or format of any American Station or making any material changes in any American Station's studio or other structures, except to the extent required by the FCA or the rules and regulation of the FCC;

                  (g) not make any material changes in the broadcast hours or in the percentage or types of programming broadcast by the American Stations, or make any other material changes in any of the American Stations's programming policies, except such changes as in the good faith judgment of American are required by the public interest;

                  (h) not (i) dispose of any of the American Assets owned by American or used in the operation of any of the American Stations (other than for the disposition in the ordinary course of business of immaterial assets that are of no further use to such Station or assets that are replaced with assets of like kind and quality); (ii) modify, change in any material respect or enter into any Material Agreement relating to the business of any of the American Stations; or (iii) fail to maintain the American Personal Property in a manner consistent with generally accepted standards of good engineering practice and in a state of good repair and maintenance and operating condition;

                  (i) notify  Citicasters  promptly  if any  American  Station's normal broadcast transmissions are interrupted or impaired for (i) thirty (30) minutes or more daily for a period of five (5) consecutive days or during any seven (7) days within any period of thirty (30) consecutive days (except for normal maintenance) or (ii) a period of six (6) continuous hours or more and promptly take any actions reasonably requested to remedy promptly the same;

                  (j) not create, assume or permit to exist any Lien upon any of the American Assets or any of the American Stations, except for (i) Permitted Liens and (ii) other Liens, if any, set forth on Section 4.5(a) or 4.5(b) of the American Disclosure Schedule (which Liens shall be released prior to Closing); and

                  (k) not waive any material rights relating to the American Stations.

         5.8 Risk of Loss. The risk of loss or damage to any of the Assets prior to the Closing Date, which is not the responsibility at the time of such loss or damage of the acquiring party under the express terms of the applicable TBA, shall be upon the transferring party. In the event of any such loss or damage for which a transferring party is responsible, it shall repair, replace and restore any such damaged or lost Asset substantially to its prior condition as soon as possible and in no event later than forty-five (45) days (or such longer period as is reasonable under the circumstances) following the loss or damage; provided, however, that in the event any such loss or damage of the Assets exists on the Closing Date, then, notwithstanding any other provision of this Agreement, the acquiring party at is option may extend the Closing Date for a period of up to sixty (60) days until such time as the transferring party shall have repaired, replaced and restored any such damaged or lost Asset substantially to its prior condition; alternatively, at the request of the acquiring party, the parties shall negotiate in good faith to determine an equitable adjustment in the terms of the Exchange (including the payment of cash by the transferring party) to cover any such loss or damage and consummate the Exchange on the Closing Date.

                                    ARTICLE 6

                               CLOSING CONDITIONS

         6.1 Conditions to Obligations of Each Party to Effect the Exchange. The respective obligations of each party to effect the Exchange shall, except as hereinafter provided in this Section, be subject to the satisfaction at or prior to the Closing Date of the following conditions, any or all of which may be waived by written agreement of the parties hereto, in whole or in part, to the extent permitted by Applicable Law:

                  (a) The acquisition of the American Stations, pursuant to the consummation of the transactions contemplated by the Lincoln Agreement, shall have occurred without the waiver by American of any material condition to such consummation which could have a material adverse effect on the American Stations or the American Assets, unless either
         (i) American shall have agreed to indemnify and hold harmless Citicasters with respect to the consequences of such waiver on terms reasonably satisfactory to American and Citicasters, or (ii) in the event the subject matter of such waiver is such that indemnification is not capable of providing Citicasters with substantially comparable benefits it would have received had such waiver not been required, the parties shall have agreed to an adjustment in the terms of the Exchange, which they agree to negotiate in good faith;

                  (b) As of the Closing Date, no Legal Action shall be pending before or threatened in writing by any Authority seeking to enjoin, restrain, prohibit or make illegal or to impose any materially adverse conditions in connection with, the consummation of the Exchange and the other Transactions, or which might, in the reasonable business judgment of American or Citicasters, have a material adverse effect on the Assets and Stations to be acquired by it, it being understood and agreed that a written request by any Authority for information with respect to the Exchange or any other Transaction, which information could be used in connection with such Legal Action, shall not in itself be deemed to be a threat of any such Legal Action; and

                  (c) All authorizations, consents, waivers, orders or approvals required to be obtained from all Authorities, and all Governmental Filings required to be made by American and Citicasters with any Authority, prior to the consummation of the Exchange and the other Transactions, shall have been obtained from, and made with, the FCC and all other required Authorities, except for such authorizations, consents, waivers, orders, approvals, filings, registrations, notices or declarations the failure to obtain or make would not, in the reasonable business judgment of each of the parties, have a material adverse effect on the Assets and Stations being acquired by such party. Without limiting the generality of the foregoing, (i) the FCC shall have issued all necessary consents and approvals in connection with the transactions contemplated by this Agreement, the same shall have become Final Orders, and any conditions precedent to the effectiveness of such Final Orders which are specified therein shall have been satisfied without any materially adverse effect upon the party acquiring such Stations, and (ii) (A) Final Judgments shall have been entered with respect to each of the American Consent Decree and the Citicasters Consent Decree and

         (B) the U.S. Department of Justice shall have approved the Exchange pursuant to such Final Judgments.

         Anything in this Section or elsewhere in this Agreement to the contrary notwithstanding,

                  (i) In the event American is unwilling to consummate the acquisition of the American Stations pursuant to the Lincoln Agreement because of a breach of warranty or misrepresentation on the part of Lincoln or the failure of Lincoln to perform any of its obligations or agreements thereunder or to satisfy one or more of the conditions to American's obligations to consummate such acquisition (any such breach, misrepresentation or failure being herein referred to as a "Lincoln Breach"), and Citicasters desires American to waive such Lincoln Breach, whether or not the same could have a material adverse effect on American, American shall be obligated to waive such Lincoln Breach and to consummate such acquisition in the event Citicasters shall have agreed (x) to waive the comparable provisions of this Agreement (without any adjustment in the amount or form of consideration to be exchanged hereunder), and (y) (i) to indemnify and hold harmless American with respect to the consequences of such waiver on terms reasonably satisfactory to American and Citicasters or (ii) in the event the subject matter of such waiver is such that indemnification is not capable of providing American with substantially comparable benefits it would have received had such waiver not been required, the parties shall have agreed to a monetary or other payment by Citicasters to American, which they agree to negotiate in good faith.; and

                  (ii) American shall not consent to the termination of the Lincoln Agreement without the prior written consent of Citicasters
         which  consent  shall  not   unreasonably   be  withheld,   delayed  or
         conditioned.

         6.2 Conditions to Obligations of the American Parties. The obligation of the American Parties to effect the Exchange shall be subject to the satisfaction of the following conditions, any or all of which may be waived by American in writing, in whole or in part, to the extent permitted by Applicable
Law:

                  (a) Citicasters shall have delivered or cause to be delivered to American all of the Collateral Documents required to be delivered by Citicasters to the American Parties at or prior to the Closing pursuant to the terms of this Agreement; such Collateral Documents shall be reasonably satisfactory in form, scope and substance to American and its counsel; and American and its counsel shall have received all information and copies of all documents, including without limitation lien searches and records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) Citicasters shall have furnished American and, at American's request, any bank or other financial institution providing credit to American, with favorable opinions, dated the Closing Date of Graydon, Head & Ritchey, counsel for Citicasters, and of Hogan & Hartson, L.L.P., FCC counsel for Citicasters, in each case, in form, scope and substance reasonably satisfactory to the parties;

                  (c) The representations and warranties of Citicasters contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct as of such date on the Closing Date; each and all of the covenants, agreements and conditions to be performed or satisfied by Citicasters hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and Citicasters shall have furnished American with such certificates and other documents evidencing the truth of such representations and warranties and the performance or satisfaction of the covenants, agreements and conditions as American or its counsel shall have reasonably requested;

                  (d) To the extent required of American by Rule 3-05 of Regulation S-X under the Securities Act, American shall have received
         (i) from its or Citicasters' independent accountants a report (which shall be unqualified as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of balance sheets for each of the fiscal years ended December 31, 1995 and 1996 and statements of operations and cash flow for each of the three years in the period ended December 31, 1996) of the Citicasters Station, which financial statements shall have been prepared in conformity with GAAP and Regulation S-X under the Securities Act, or (ii) from Citicasters such documentation as shall enable American's independent accountants to advise American in writing that they could issue such an unqualified report;

                  (e) All authorizations, consents, waivers, orders or approvals required to be obtained pursuant to the provisions of this Agreement from all Persons (other than Authorities) prior to the consummation of the Exchange and the other Transactions, including without limitation those required in order to vest fully in American all right, title and interest in and to all of the Citicasters Assets and the Citicasters Station and the full enjoyment thereof shall have been obtained, without the imposition, individually or in the aggregate of any condition or requirement which could materially adversely affect the Citicasters Assets or the Citicasters Station; provided, however, that with respect to Citicasters Assumable Agreements the parties agree that they will in good faith discuss and determine which of the Citicasters Assumable Agreements are so material to the operation of the Citicasters Station and therefore with respect to which a third party consent to the assignment thereof will be required as a condition to Closing, and the same shall be identified on Schedule 6.2(e) of the Citicasters Disclosure Schedule (with respect to any Citicasters Assumable Agreement not so identified on Schedule 6.2(e) of the Citicasters Disclosure Schedule, Citicasters shall use reasonable efforts to obtain any required third party consents to the assignment thereof as requested by American, but obtaining such consent shall not be a condition to Closing);

                  (f) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material adverse change in the Citicasters Assets or the Citicasters Station; as of the Closing Date, the FCC Licenses with respect to the Citicasters Station shall not have been materially and adversely affected by any act, or failure to act, of Citicasters; and

                  (g) Citicasters and American shall have entered into (i) a real estate lease with respect to the Citicasters Station current studio site at 1906 Highland Avenue, Cincinnati, Ohio (the "Studio Lease"), and (ii) a real estate lease with respect to space on the Citicasters tower site (the "Tower Lease"), and Jacor and American shall have entered into a right of first refusal agreement with respect to certain real property located on McFarland Avenue, Cincinnati, Ohio (the "First Refusal Agreement"), in each case, in form, scope and substance reasonably satisfactory to the parties, including without limitation embodying the terms and conditions set forth in the Letter of Intent with respect thereto.

         6.3 Conditions to Obligations of Citicasters. The obligation of Citicasters to effect the Exchange shall be subject to the satisfaction of the following conditions, any or all of which may be waived by Citicasters in writing, in whole or in part, to the extent permitted by Applicable Law:

                  (a) The American Parties shall have delivered or cause to be delivered to Citicasters all of the Collateral Documents required to be delivered by the American Parties to Citicasters at or prior to the Closing pursuant to the terms of this Agreement; such Collateral Documents shall be reasonably satisfactory in form, scope and substance to Citicasters and its counsel; and Citicasters and its counsel shall have received all information and copies of all documents, including without limitation lien searches and records of corporate proceedings, which they may reasonably request in connection therewith, such documents where appropriate to be certified by proper corporate officers;

                  (b) The American Parties shall have furnished Citicasters and, at Citicasters' request, any bank of other financial institution providing credit to Citicasters or any Subsidiary, with favorable opinions, dated the Closing Date of Sullivan & Worcester LLP, counsel for the American Parties, and of Dow, Lohnes & Albertson, FCC counsel for the American Parties, in each case, in form, scope and substance reasonably satisfactory to the parties;

                  (c) The representations and warranties of the American Parties contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date except those which speak as of a certain date which shall continue to be true and correct in all material respects as of such date on the Closing Date (it being acknowledged that any representation or warranty of the American Parties which is qualified by or includes the phrase "as of the time of the consummation of the transactions contemplated by the Lincoln Agreement" or similar phrase does not speak as of a certain date, and shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date); each and all of the covenants, agreements and conditions to be performed or satisfied by the American Parties hereunder at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and the American Parties shall have furnished Citicasters with such certificates and other documents evidencing the truth of such representations and warranties and the performance or satisfaction of the covenants, agreements and conditions as Citicasters or its counsel shall have reasonably requested;

                  (d) To the extent required of American by Rule 3-05 of Regulation S-X under the Securities Act, Citicasters shall have received (i) from its or American's independent accountants a report (which shall be unqualified as to the scope of the audit, access to the books and records and the cooperation of management) on the financial statements (consisting of balance sheets for each of the fiscal years ended December 31, 1995 and 1996 and statements of operations and cash flow for each of the three years in the period ended December 31, 1996) of the American Stations, which financial statements shall have been prepared in conformity with GAAP and Regulation S-X under the Securities Act, or (ii) from the American Parties such documentation as shall enable Citicasters' independent accountants to advise Citicasters in writing that they could issue such an unqualified report;

                  (e) All authorizations, consents, waivers, orders or approvals required to be obtained pursuant to the provisions of this Agreement from all Persons (other than Authorities) prior to the consummation of the Exchange and the other Transactions, including without limitation those required in order to vest fully in Citicasters all right, title and interest in and to all of the Americans Assets and the American Stations and the full enjoyment thereof shall have been obtained, without the imposition, individually or in the aggregate, of any condition or requirement which could materially adversely affect the Americans Assets and the American Stations; provided, however, that with respect to Americans Assumable Agreements the parties agree that they will in good faith discuss and determine which of the Americans Assumable Agreements are so material to the operation of the Americans Stations and therefore with respect to which a third party consent to the assignment thereof will be required as a condition to Closing, and the same shall be identified on Schedule 6.3(e) of the American Disclosure Schedule (with respect to any American Assumable Agreement not so identified on Schedule 6.3(e) of the American Disclosure Schedule, American shall use reasonable efforts to obtain any required third party consents to the assignment thereof as requested by Citicasters, but obtaining such consent shall not be a condition to Closing);

                  (f) Between the date of this Agreement and the Closing Date, there shall not have occurred and be continuing any material adverse change in the American Assets or the American Stations; as of the Closing Date, the FCC Licenses with respect to the American Stations shall not have been materially and adversely affected by any act, or failure to act, of Lincoln or the American Parties.


                                    ARTICLE 7

                        TERMINATION, AMENDMENT AND WAIVER

         7.1 Termination. This Agreement may be terminated at any time prior to the Closing Date:

                  (a)      by mutual consent of Citicasters and American; or

                  (b) by either American or Citicasters if (i) any permanent injunction, decree or judgment by any Authority preventing the consummation of the Exchange shall have become final and nonappealable or (ii) the Lincoln Agreement is terminated; or

                  (c) by Citicasters in the event Citicasters is not in material breach of its agreements and covenants set forth in this Agreement and none of its representations or warranties shall have become and continue to be untrue in any material respect, and either (i) the Exchange has not been consummated prior to the Termination Date or (ii) either of the American Parties is in material breach of its agreements or covenants set forth in this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect and such breach or untruth exists and is not cured within the cure period specified in this Section; or

                  (d) by American in the event neither of the American Parties is in material breach of its agreements and covenants set forth in this Agreement and none of their representations or warranties shall have become and continue to be untrue in any material respect, and either
         (i) the Exchange has not been consummated prior to the Termination Date or (ii) Citicasters is in material breach of its agreements or covenants set forth in this Agreement or any of its representations or warranties shall have become and continue to be untrue in any material respect and such breach or untruth exists and is not cured within the cure period specified in this Section; or

                  (e) by Citicasters pursuant to the provisions of Section 5.2(e) or by American or Citicasters pursuant to the provisions of
         Section 5.2(f) or (h); or

                  (f) by American pursuant to the provisions of Section 9.16(a) or Citicasters pursuant to the provisions of Section 9.16(b).

Neither party shall have the right to terminate this Agreement as a result of the other party's breach or default unless the terminating party shall have given the defaulting party thirty (30) business days to cure the default (or such longer period not in excess of an additional thirty (30) business days as is, in the reasonable business judgment of the parties, reasonably necessary to effect such cure so long as the defaulting party is proceeding with due diligence and best efforts to effect such cure); provided, however, that such cure period shall not extend the Termination Date.

         The term "Termination Date" shall mean December 31, 1997 or such other date as the parties may, from time to time, mutually agree.

         The right of American or Citicasters to terminate this Agreement pursuant to this Section shall remain operative and in full force and effect regardless of any investigation made by or on behalf of either party, any Person controlling any such party or any of their respective Representatives whether prior to or after the execution of this Agreement.

         7.2 Effect of Termination. Except as provided in Sections 5.1 (with respect to confidentiality), 5.3 and 9.3 and this Section, in the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void, there shall be no liability on the part of either party, or any of their respective Affiliates (including stockholders, officers, directors or Representatives ), to the other and all rights and obligations of either party shall cease; provided, however, that such termination shall not relieve (a) either party from liability for any misrepresentation or breach of any of its warranties, covenants or agreements set forth in this Agreement or (b) American from liability to Citicasters in the event the Lincoln Agreement is terminated because of any misrepresentation or breach by American of any of its representations, warranties, covenants or agreements set forth in the Lincoln Agreement.


                                    ARTICLE 8

                                 INDEMNIFICATION

         8.1 Survival. Except as otherwise provided in Section 2.2(d) and the last sentence of Section 5.1(a) to the effect that the provisions of Section 2.2 and of such sentence, respectively, shall survive the Closing without limitation, and except with respect to obligations and liabilities assumed pursuant to the American Assumable Agreements and the Citicasters Assumable Agreements, the representations, warranties, covenants and agreements of the parties contained in or made pursuant to this Agreement or any Collateral Document shall survive the Closing and shall remain operative and in full force and effect for a period of (a) two (2) years after the Closing Date or (b) the applicable statute of limitations in the case of matters arising out of any breach referred to in Sections 2.3(a), 2.3(b), 3.1(a), 3.1(b), 3.10, 3.15,
4.1(a), 4.1(b), 4.10, 4.15 and 5.2(c) (the "Indemnity Period"), regardless of any investigation or statement as to the results thereof made by or on behalf of any party hereto. No claim for indemnification, other than with respect to fraud, may be asserted after the expiration of the Indemnity Period. Notwithstanding anything herein to the contrary, any representation, warranty, covenant and agreement which is the subject of a Claim which is asserted in writing prior to the expiration of the Indemnity Period shall survive with respect to such Claim or any dispute with respect thereto until the final resolution thereof.

         8.2 Indemnification. Each party (the "indemnifying party") agrees that on and after the Closing it shall indemnify and hold harmless the other party (the "indemnified party") from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for all reasonable attorneys', accountants' and experts' fees and expenses including those incurred to enforce the terms of this Agreement or any Collateral Document (collectively, "Loss and Expense"), suffered, directly or indirectly, by the indemnified party by reason of, or arising out of:

                  (a) any breach of representation or warranty made by the indemnifying party pursuant to this Agreement or any Collateral Document or any failure by the indemnifying party to perform or fulfill any of its respective covenants or agreements set forth in this Agreement or any Collateral Document; or

                  (b) any Legal Action or other Claim by any third party relating to the indemnifying party or the ownership or operations of any of its Assets or the conduct of the business of its Stations to the extent such Legal Action or other Claim has also resulted in a breach of representation or warranty by the indemnifying party pursuant to this Agreement or any Collateral Document; or

                  (c) the American Nonassumed Liabilities (in the case of American being the indemnifying party) and the Citicasters Nonassumed Liabilities (in the case of Citicasters being the indemnifying party), including without limitation any Legal Action or other Claim brought or asserted by any third party; or

                  (d) the failure to comply with the Bulk Sales Law, if any, of the State of New York (in the case of American being the indemnifying party) or the State of Ohio (in the case of Citicasters being the indemnifying party).

         8.3 Limitation of Liability. Notwithstanding the provisions of Section 8.2, after the Closing, each indemnifying party's rights to indemnification shall be subject to the following limitations: (i) the indemnified party shall be entitled to recover its Loss and Expense in respect of any Claim only in the event that the aggregate Loss and Expense for all Claims exceeds, in the aggregate, $150,000, in which event the indemnified party shall be entitled to recover all such Loss and Expense, and (ii) in no event shall the aggregate amount required to be paid by each indemnifying party pursuant to the provisions of this Section exceed $2,000,000, except for any Loss or Expense arising out of matters of a nature referred to in Sections 3.1(b) and 4.1(b) as to which the limitations set forth in this clause (ii) shall not apply. The provisions of the immediately preceding sentence of this Section with respect to the limitation on each indemnifying party's obligation to indemnify the indemnified party in respect of Loss and Expense shall not be applicable to any claims which are based on fraud or willful or intentional breach of representation or warranty.
         8.4 Notice of Claims. If an indemnified party believes that it has suffered or incurred any Loss and Expense, it shall notify the indemnifying party promptly in writing, and in any event within the applicable time period specified in Section 8.1, describing such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any Legal Action is instituted by a third party with respect to which an indemnified party intends to claim any liability or expense as Loss and Expense under this Article, such indemnified party shall promptly notify the indemnifying party of such Legal Action, but the failure to so notify the indemnifying party shall not relieve such indemnifying party of its obligations under this Article, except to the extent such failure to notify materially prejudices such indemnifying party's ability to defend against such Claim.

         8.5 Defense of Third Party Claims. The indemnifying party shall have the right to conduct and control, through counsel of their own choosing, reasonably acceptable to the indemnified party, any third party Legal Action or other Claim, but the indemnified party may, at its election, participate in the defense thereof at its sole cost and expense; provided, however, that if (a) the indemnifying party shall fail to defend any such Legal Action or other Claim or
(b) the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnified party may defend, through counsel of its own choosing, reasonably acceptable to the indemnifying party, such Legal Action or other Claim, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such Legal Action or other Claim and to recover the amount of such settlement or of any judgment and the reasonable costs and expenses of such defense. The indemnifying party shall not compromise or settle any such Legal Action or other Claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned.

         8.6  Exclusive  Remedy.  Except for fraud or as  otherwise  provided in
Section 9.5, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to either party against the other party for any Claim under this Agreement.


                                    ARTICLE 9

                               GENERAL PROVISIONS

         9.1 Amendment. This Agreement may be amended from time to time by the parties hereto at any time prior to the Closing Date but only by an instrument in writing signed by the parties hereto.

         9.2 Waiver. At any time prior to the Closing Date, except to the extent not permitted by Applicable Law, American or Citicasters may extend the time for the performance of any of the obligations or other acts of the other, waive any inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto, and waive compliance by the other with any of the agreements, covenants or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.

         9.3 Fees, Expenses and Other Payments. All costs and expenses, incurred in connection with any transfer taxes, sales taxes, document stamps or other charges levied by any Authority in connection with this Agreement, the Exchange and the other Transactions, shall be borne by American insofar as they related to the American Stations and the American Assets and by Citicasters insofar as they relate to the Citicasters Station and the Citicasters Assets. All filing and similar fees (including without limitation Hart-Scott-Rodino filings and FCC filing fees) shall be borne equally by American and Citicasters. All other costs and expenses incurred in connection with this Agreement, the Exchange and the other Transactions, and in compliance with Applicable Law and Contracts as a consequence hereof and thereof, including without limitation fees and disbursements of counsel, financial advisors and accountants incurred by the parties hereto shall be borne solely and entirely by the party which has incurred such costs and expenses.

         9.4 Notices. All notices and other communications which by any provision of this Agreement are required or permitted to be given shall be given in writing and shall be (a) mailed by first-class or express mail, or by recognized courier service, postage prepaid, (b) sent by telex, telegram, telecopy or other form of rapid transmission, confirmed by mailing (by first class or express mail, or by recognized courier service, postage prepaid) written confirmation at substantially the same time as such rapid transmission, or (c) personally delivered to the receiving party (which if other than an individual shall be an officer or other responsible party of the receiving party). All such notices and communications shall be mailed, sent or delivered as follows:

         (a)      If to American:

                  116 Huntington Avenue
                  Boston, Massachusetts 02116
                  Attention:   Steven B. Dodge,
                               President and Chief Executive Officer
                  Telecopier No.:  (617) 375-7575

                  with a copy to:

                  Sullivan & Worcester LLP
                  One Post Office Square
                  Boston, Massachusetts 02109
                  Attention:  Norman A. Bikales, Esq.
                  Telecopier No.:  (617) 338-2880

         (b)      If to Citicasters:

                  201 East 5th Street, Suite 1300
                  Cincinnati, OH  45202
                  Attention: Randy Michaels, President
                  Telecopier No.: (513) 621-1300

                  with a copy to:

                  Graydon, Head & Ritchey
                  1900 Fifth Third Center
                  511 Walnut Street
                  Cincinnati, OH 45202
                  Attention: John Kropp, Esq.
                  Telecopier No.: (513) 651-3836

or to such other person(s), telex or facsimile number(s) or address(es) as the party to receive any such communication or notice may have designated by written notice to the other party.

         9.5 Specific Performance; Other Rights and Remedies. Each party recognizes and agrees that in the event the other party should refuse to perform any of its obligations under this Agreement or any Collateral Document, the remedy at law would be inadequate and agrees that for breach of such provisions, each party shall, in addition to such other remedies as may be available to it at law or in equity or as provided in Article 7, be entitled to injunctive relief and to enforce its rights by an action for specific performance to the extent permitted by Applicable Law. Each party hereby waives any requirement for security or the posting of any bond or other surety in connection with any temporary or permanent award of injunctive, mandatory or other equitable relief. Nothing herein contained shall be construed as prohibiting each party from pursuing any other remedies available to it pursuant to the provisions of, and subject to the limitations contained in, this Agreement for such breach or threatened breach.

         9.6 Severability. If any term or provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case. Notwithstanding the foregoing, in the event of any such determination the effect of which is to affect materially and adversely either party, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the Exchange and the other Transactions are fulfilled and consummated to the maximum extent possible; provided, however, that in the event the parties are unable to reach agreement within a reasonable period of time, under the circumstances, with respect to such modification, this Agreement shall terminate and be of no further force and effect.

         9.7   Counterparts.   This   Agreement   may  be  executed  in  several
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding upon all of the parties. In pleading or proving any provision of this Agreement, it shall not be necessary to produce more than one of such counterparts.

         9.8 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.9 Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by, and construed in accordance with, the applicable laws of the United States of America and the laws of the State of New York applicable to contracts made and performed in such State and, in any event, without giving effect to any choice or conflict of laws provision or rule that would cause the application of domestic substantive laws of any other jurisdiction. Anything in this Agreement to the contrary notwithstanding, including without limitation the provisions of Article 8, in the event of any dispute between the parties which results in a Legal Action, the prevailing party shall be entitled to receive from the non-prevailing party reimbursement for reasonable legal fees and expenses incurred by such prevailing party in such Legal Action.

         9.10 Further Acts. Each party agrees that at any time, and from time to time, before and after the consummation of the transactions contemplated by this Agreement, it will do all such things and execute and deliver all such Collateral Documents and other assurances, as any other party or its counsel reasonably deems necessary or desirable in order to carry out the terms and conditions of this Agreement and the transactions contemplated hereby or to facilitate the enjoyment of any of the rights created hereby or to be created hereunder.

         9.11 Entire Agreement. This Agreement (together with the Disclosure Schedules and the other Collateral Documents delivered in connection herewith), constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, with respect to the subject matter hereof, including, except as otherwise provided in
Section 6.2(g), without limitation that certain letter of intent, dated November 5, 1996, between the parties (the "Letter of Intent").

         9.12 Assignment. This Agreement shall not be assignable by either party and any such assignment shall be null and void, except that it shall inure to the benefit of and by binding upon any successor to any party by operation of law, including by way of merger, consolidation or sale of all or substantially all of its assets, and each party may assign its rights and remedies hereunder to any bank or other financial institution which has loaned funds or otherwise extended credit to it. Without limiting the generality of the immediately preceding sentence, in the event that either party finds it necessary or is required to provide to a third party a collateral assignment of their or its interest in this Agreement and/or any Collateral Documents, the other party will cooperate with either the party requesting such assignment and any third party, including but not limited to signing a consent and acknowledgment of such assignment.

         9.13 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as otherwise provided in Section 9.12.

         9.14 Mutual Drafting. This Agreement is the result of the joint efforts of the American Parties and Citicasters, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the parties and there shall be no construction against any party based on any presumption of that party's involvement in the drafting thereof.

         9.15 American Agent for American License. Anything in this Agreement to the contrary notwithstanding, American License hereby grants American an irrevocable power of attorney and hereby irrevocably appoints American its agent for all purposes of this Agreement, including without limitation for the purpose of executing and delivering extensions of the time for the performance of any of the obligations or other acts of Citicasters, waivers, terminations or amendments, and any action taken by American pursuant to such power of attorney and agency, and any such extension, waiver, termination or amendment executed and delivered by American, shall be binding upon American License whether or not it has specifically approved such action or executed such extension, waiver, termination or amendment.

         9.16     Disclosure Schedules.

         (a) Citicaster will deliver to American, on or before January 10, 1997, the Citicasters Disclosure Schedule and all related documents required to be delivered by Citicasters pursuant to Article 3 of this Agreement. American shall be permitted, for a period commencing upon its receipt of the completed Citicasters Disclosure Schedule and related documents and terminating at 11:59 p.m. on January 27, 1997, to terminate this Agreement, if (i) the Citicasters Disclosure Schedule reveals any condition of which the American Parties are unaware as of the date of this Agreement and/or any breaches of Citicasters' representations, warranties and/or covenants hereunder (without regard to matters set forth in the Citicasters Disclosure Schedule), which unknown conditions and/or breaches in the aggregate would have a material adverse effect on the value of the Citicasters Assets or the Citicasters Station or on the American Parties' ability to operate the Citicasters Station as it is currently being operated, or (ii) the parties are unable to agree upon which Citicasters Material Agreements with respect to which a third-party consent to the assignment thereof will be a condition to Closing pursuant to the provisions of Section 6.2(e).

         (b) American will deliver to Citicasters on or before January 10, 1997, the American Disclosure Schedule and all related documents required to be delivered by American pursuant to Article 4 of this Agreement. Citicasters shall be permitted, for a period commencing upon its receipt of the completed American Disclosure Schedule and related documents and terminating at 11:59 p.m. on January 27, 1997, to terminate this Agreement, if (i) the American Disclosure Schedule reveals any condition of which Citicasters is unaware as of the date of this Agreement and/or any breaches of the American Parties' representations, warranties and/or covenants hereunder (without regard to matters set forth in the American Disclosure Schedule), which unknown conditions and/or breaches in the aggregate would have a material adverse effect on the value of the American Assets or the American Stations or on Citicasters' ability to operate the American Stations as they are currently being operated, or (ii) the parties are unable to agree upon which American Material Agreements with respect to which a third-party consent to the assignment thereof will be a condition to Closing pursuant to the provisions of Section 6.3(e).

         IN WITNESS WHEREOF, American, American License and Citicasters have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                    American Radio Systems Corporation


                                    By:_____________________________________
                                        Name:
                                        Title:


                                    American Radio Systems License Corp.


                                    By:_____________________________________
                                        Name:
                                        Title:


                                    Citicasters Co.


                                    By:______________________________________
                                        Name:
                                        Title:

                                                                      APPENDIX A

                                   DEFINITIONS

         Accounts Receivable shall mean any and all rights to the payment of money or other forms of consideration of any kind at any time now or hereafter owing or to be owing to American or Citicasters, as the case may be, attributable to the sale of time or talent on one of its Stations (whether classified under the Uniform Commercial Code of any state as accounts, contract rights, chattel paper, general intangibles or otherwise).

         adverse, adversely, shall mean any Event which has, or is reasonably likely to, (a) adversely affect the validity or enforceability of this Agreement or the likelihood of consummation of the Exchange, or (b) adversely affect the ownership or operation of the Citicasters Assets or the American Assets or the conduct of the business of the Citicasters Station or the American Stations, as the case may be, or (c) impair Citicasters' or American's, as the case may be, ability to fulfill its obligations under the terms of this Agreement, or (d) adversely affect the aggregate rights and remedies of American or Citicasters, as the case may be, under this Agreement. Notwithstanding the foregoing, and anything in this Agreement to the contrary notwithstanding, neither any general business or economic factor nor any Event affecting the radio broadcasting industry generally shall be deemed to constitute an adverse change, have an adverse effect or to adversely affect or effect.

         Affiliate, Affiliated shall mean, with respect to any Person, any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

         Agreement shall mean this Agreement as originally in effect, including this Appendix A, the American Disclosure Schedule, the Citicasters Disclosure Schedule and all exhibits hereto, and as any of the same may from time to time be supplemented, amended, modified or restated in the manner herein or therein provided.

         Alternative Transaction shall mean a transaction or series of related transactions (other than the Exchange and the other Transactions) resulting in
(a) any merger or consolidation of either party, regardless of whether it is the surviving Entity unless the surviving Entity remains obligated under this Agreement to the same extent as it was, or (b) any sale or other disposition of all or any substantial part of the Assets owned by it or either of the Stations owned or, in the case of American, to be owned by it.

         American shall have the meaning given to it in the Preamble.

         American Accounts Receivable shall mean the Accounts Receivables of American arising in connection with the ownership or operation of any of the American Assets or the conduct of the business of any of the American Stations prior to the applicable Cut-off Date.

         American Assets shall mean (a) all assets used or held for use in the ownership or operation of or the conduct of the business of any of the American Stations, including without limitation the American Real Property, the American Personal Property, the American Private Authorizations, the

American Governmental Authorizations (including without limitation the American FCC Licenses), the American Intangible Assets and the American Assumable
Agreements, and the logs, public files and other books, records, files and documents relating to any of the American Stations, but excluding the American Excluded Assets, and (b) the sum of Sixteen Million Dollars ($16,000,000).

         American   Assumable   Agreements   shall  mean  the  American  Private
Authorizations, the American Trade Agreements, the American Leases and the American Other Contracts.

         American Consent Decree shall have the meaning given to it in the third Whereas paragraph.

         American   Disclosure  Schedule  shall  mean  the  American  Disclosure
Schedule dated as of the date of this Agreement delivered by American and American License to Citicasters.

         American Employee Plans shall have the meaning given to it in Section 4.11(a).

         American Excluded Assets shall mean (i) all cash and cash equivalents of American (ii) all American Accounts Receivable, (iii) the corporate names of American, and its books, records and other documents relating to its corporate existence, organization and capitalization, (iv) all books and records of American relating to any of the American Stations and which American is required by Applicable Law to retain, subject to the right of the other party to have access and to copy for a period of three (3) years from the Closing Date, (v) the American Employee Plans, (vi) all insurance policies relating to the American Assets, (vii) software programs and other assets used to provide certain financial and accounting services for any of the American Stations, and
(viii) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing.

         American FCC Licenses shall have the meaning given to it in the second Whereas paragraph.

         American  Financial  Statements  shall have the meaning  given to it in
Section 4.2(a).

         American Governmental Authorizations shall have the meaning given to it in Section 4.7(a).

         American  Inspection  shall  have the  meaning  given to it in  Section
5.2(h).

         American  Intangible  Assets  shall  have  the  meaning  given to it in
Section 4.8.

         American Leases shall have the meaning given to it in Section 4.5(a).

         American License shall have the meaning given to it in the Preamble.

         American  Material  Agreements  shall have the  meaning  given to it in
Section 4.12.

         American  Nonassumed  Liabilities shall have the meaning given to it in
Section 2.3(b).

         American Other Contracts shall mean (a) all American Material Agreements set forth on Section 4.12 of the American Disclosure Schedule, (b) all Contracts of American for the sale of time on any American Station or on WNVE-AM (for which American sells on time pursuant to a Joint Sales Agreement) for cash entered into in the ordinary course of business consistent with prior practice, and (c) Contracts not required to be listed on Section 4.12 of the American Disclosure Schedule that have been entered into in the ordinary course of business.

         American  Owned Real  Property  shall have the  meaning  given to it in
Section 4.5(e).

         American Parties shall have the meaning given to it in the Preamble.

         American Personal Property shall mean all items of Personal Property, used or held for use in the ownership or operation or the conduct of the business of any of the American Stations.

         American Private Authorizations shall mean all Private Authorizations obtained or held for use in the ownership or operation or the conduct of the business of any of the American Stations.

         American  Proration  Schedule  shall  have the  meaning  given to it in
Section 2.3(e).

         American Real Property shall have the meaning given to it in Section 4.5(a).

         American  Station  Employees  shall  have  the  meaning  given to it in
Section 4.11(b).

         American Stations shall have the meaning given to it in the second Whereas paragraph.

         American Stations TBA shall have the meaning given to it in Section 5.2(d).

         American Study shall have the meaning given to it in Section 5.2(f).

         American Trade Agreements shall mean all Trade Agreements in effect on the date hereof or entered into on or prior to the Cut-Off Date that relate to the ownership or operation of or the conduct of the business of any of the American Stations.

         American's knowledge (including the term "to the knowledge, information and belief of American") means the actual knowledge of any executive officer of either of the American Parties or any General Manager of any American Station.

         Applicable Law shall mean any Law of any Authority, whether domestic or foreign, including without limitation all federal and state securities and Environmental Laws, to which a Person is subject or by which it or any of its business or operations is subject or any of its property or assets is legally bound.

         Appraisals shall have the meaning given to it in Section 2.2(a).

         Assets shall mean the American Assets in the case of American and the Citicasters Assets in the case of Citicasters.

         Authority shall mean any governmental authority, whether administrative, executive, judicial, legislative or other, or any combination thereof, including without limitation any federal, state, territorial, county, municipal or other government or governmental agency, arbitrator, authority, board, body, branch, bureau, central bank or comparable agency or Entity, commission, corporation, court, department, instrumentality, master, mediator, panel, referee, system or other political unit or subdivision or other Entity of any of the foregoing, whether domestic or foreign.

         Citicasters shall have the meaning given to it in the Preamble.

         Citicasters Accounts Receivable shall mean the Accounts Receivables of Citicasters arising in connection with the ownership or operation of any of the Citicasters Assets or the conduct of the business of the Citicasters Station prior to the applicable Cut-off Date.

         Citicasters Assets shall mean all assets used or held for use in the ownership or operation of or the conduct of the business of the Citicasters Station by Citicasters or any Entity Affiliated with Citicasters, including without limitation the Citicasters Personal Property, the Citicasters Private Authorizations, the Citicasters Governmental Authorizations (including without limitation the Citicasters FCC Licenses), the Citicasters Intangible Assets and the Citicasters Assumable Agreements, and the logs, public files and other books, records, files and documents relating to the Citicasters Station, but excluding the Citicasters Excluded Assets.

         Citicasters Assumable Agreements shall mean the Citicasters Private Authorizations, the Citicasters Trade Agreements, the Citicasters Leases and the Citicasters Other Contracts.

         Citicasters Consent Decree shall have the meaning given to it in the third Whereas paragraph.

         Citicasters Disclosure Schedule shall mean the Citicasters Disclosure Schedule dated as of the date of this Agreement delivered by Citicasters to American.

         Citicasters  Employee  Plans  shall  have  the  meaning  given to it in
Section 3.11(a).

         Citicasters Excluded Assets shall mean (i) all cash and cash equivalents of Citicasters (ii) all Citicasters Accounts Receivable, (iii) the corporate names of Citicasters, and its books, records and other documents relating to its corporate existence, organization and capitalization, (iv) all books and records of Citicasters relating to the Citicasters Station and which Citicasters is required by Applicable Law to retain, subject to the right of the other party to have access and to copy for a period of three (3) years from the Closing Date, (v) the Citicasters Employee Plans, (vi) all insurance policies relating to the Citicasters Assets, (vii) assets comprising the traffic and accounting computer systems), (viii) software programs and other assets used to provide certain financial and accounting services for any of the Citicasters Stations, and (ix) any and all products, profits and proceeds of, and including without limitation any Claims with respect to, any of the foregoing.

         Citicasters FCC Licenses shall have the meaning given to it in the first Whereas paragraph.

         Citicasters  Financial Statements shall have the meaning given to it in
Section 3.2(a).

         Citicasters Governmental Authorizations shall have the meaning given to it in Section 3.7(a).


         Citicasters Inspection shall have the meaning given to it in Section 5.2(h).

         Citicasters  Intangible  Assets  shall have the meaning  given to it in
Section 3.8.

         Citicasters  Material  Agreements shall have the meaning given to it in
Section 3.12.

         Citicasters Nonassumed Liabilities shall have the meaning given to it in Section 2.3(a).

         Citicasters Other Contracts shall mean (a) all Citicasters Material Agreements set forth on Section 3.12 of the Citicasters Disclosure Schedule, (b) all Contracts for the sale of time on the Citicasters Station for cash entered into in the ordinary course of business consistent with prior practice, and (c) Contracts not required to be listed on Section 3.12 of the Citicasters Disclosure Schedule that have been entered into in the ordinary course of business.

         Citicasters   Personal  Property  shall  mean  all  items  of  Personal
Property, used or held for use in the ownership or operation or the conduct of the business of the Citicasters Station.

         Citicasters   Private    Authorizations    shall   mean   all   Private
Authorizations obtained or held for use in the ownership or operation or the conduct of the business of the Citicasters Station.

         Citicasters  Proration  Schedule  shall have the meaning given to it in
Section 2.3(d).

         Citicasters Real Property shall have the meaning given to it in Section 3.5(a).

         Citicasters Station shall have the meaning given to it in the first Whereas paragraph.

         Citicasters  Station  Employees  shall have the meaning  given to it in
Section 3.11(b).

         Citicasters Station TBA shall have the meaning given to it in Section 5.2(d).

         Citicasters Study shall have the meaning given to it in Section 5.2(f).

         Citicasters Trade Agreements shall mean all Trade Agreements in effect on the date hereof or entered into on or prior to the Cut-Off Date that relate to the ownership or operation of or the conduct of the business of the Citicasters Station.

         Citicasters' knowledge (including the term "to the knowledge, information and belief of Citicasters") means the actual knowledge of any Citicasters executive officer or any General Manager of the Citicasters Station.

         Cincinnati  Proration  Schedule  shall have the meaning  given to it in
Section 2.3(e).

         Claims shall mean any and all Legal Actions and claims, pending or threatened, and judgments of whatever kind and nature relating debts, liabilities, obligations, losses, damages, deficiencies, assessments and penalties, together with thereto, and all fees, costs, expenses and disbursements (including without limitation reasonable attorneys' and other legal fees, costs and expenses) relating to any of the foregoing.

         Closing shall have the meaning given to it in Section 2.4.

         Closing Date shall have the meaning given to it in Section 2.4.

         Code shall mean the Internal Revenue Code of 1986, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Collateral Document shall mean the American Stations TBA, the First Refusal Agreement, the Citicasters Station TBA, the Studio Lease, the Tower Lease, the conveyancing documents required to vest in the acquiring party the Assets and Stations to be acquired by it pursuant to the Exchange (including without limitation a General Conveyance, Bill of Sale, Assignment and Assumption, assignments and assumptions of the Citicasters Assumable Agreements and American Assumable Agreements, assignments and assumptions of Intangible Assets), and any agreement, certificate, contract, instrument, notice, opinion or other document required to be delivered or delivered pursuant to the provisions of this Agreement or any of the foregoing.

         Collection Period shall have the meaning given to it in Section 2.5.

         Contract, Contractual Obligation shall mean any agreement, arrangement, commitment, contract, covenant, indemnity, undertaking or other obligation or liability which involves the ownership and operation of the American Assets or the Citicasters Assets or the conduct of the business of any of the American Stations or the Citicasters Station.

         Control (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, or the disposition of such Person's assets or properties, whether through the ownership of stock, equity or other ownership, by contract, arrangement or understanding, or as trustee or executor, by contract or credit arrangement or otherwise.

         Cut-off Date shall mean (i) with respect to any Contract to be assigned and the rights and obligations to be assumed pursuant to either TBA (including all items of revenue and expense relating to such Contract), the applicable TBA Date for such TBA and (ii) in all other cases, the Closing Date.

         Disapproved  Matters  shall  have the  meaning  given to it in  Section
5.2(e).

         Disclosure Schedule shall mean the American Disclosure Schedule or the Citicasters Disclosure Schedule, as the case may be.

         Encumber shall mean to suffer, accept, agree to or permit the imposition of a Lien.

         Entity shall mean any corporation, firm, unincorporated organization, association, partnership, limited liability company, trust (inter vivos or testamentary), estate of a deceased, insane or incompetent individual, business trust, joint stock company, joint venture or other organization, entity or business, whether acting in an individual, fiduciary or other capacity, or any Authority.

         Environmental Law shall mean any Law relating to or otherwise imposing liability or standards of conduct concerning pollution or protection of the environment, including without limitation Laws relating to emissions, discharges, releases or threatened releases of Hazardous Materials into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, materials or wastes. Environmental Laws shall include without limitation the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Section 6901 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Federal Insecticide Fungicide and Rodenticide Act (7 U.S.C.
Section 136 et seq.), and any analogous federal, state, local or foreign, Laws, and the rules and regulations promulgated thereunder all as from time to time in effect, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Environmental Permit shall mean any Governmental Authorization required by or pursuant to any Environmental Law.

         ERISA shall mean the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Event shall mean the existence or occurrence of any act, action, activity, circumstance, condition, event, fact, failure to act, omission, incident or practice, or any set or combination of any of the foregoing.

         Exchange shall have the meaning given to it in the fourth Whereas paragraph.

         Exchange Act shall mean the Securities Exchange Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCA shall mean the Communications Act of 1934, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         FCC shall mean the Federal Communications Commission and shall include any successor Authority.

         FCC Consents shall mean the written actions of the FCC (including without limitation written actions of the FCC's Mass Media Bureau acting pursuant to delegated authority) granting its consents to the assignment of the Citicasters FCC Licenses to American License and the American FCC Licenses to Citicasters.

         FCC Licenses shall mean all Governmental Authorizations issued by the FCC in connection with the ownership, operation and conduct of the business of the Citicasters Station and the American Stations, as the case may be.

         Final Order shall mean, with respect to any consent, order or other action of any Authority, including without limitation the FCC, one with respect to which no appeal, no stay, no review, no petition or application for rehearing, reconsideration, review or stay, whether on motion of the applicable Authority or other Person or otherwise, is in effect or pending and as to which the time or deadline for filing or taking any such stay, review, appeal, petition or application has expired or, if filed, has been denied, dismissed or withdrawn, and the time or deadline for instituting any further Legal Action has expired.

         First Refusal Agreement shall have the meaning given to it in Section 6.2(g).

         GAAP shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

         Governmental Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, registrations and other authorizations of all Authorities (including without limitation the FCC Licenses) issued by the FCC, the Federal Aviation Administration and any other Authority in connection with the ownership or operation of any of the Assets or conduct of the business of any of the Stations.

         Governmental Filings shall mean all filings, including franchise and similar Tax filings, submissions, registrations, notices or declarations and the payment of all fees, assessments, interest and penalties associated with such filings, with all Authorities.

         Hart-Scott-Rodino Act shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and the rules and regulations thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any such statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Hazardous Materials shall mean and include any substance, material, waste, constituent, compound, chemical, natural or man-made element or force (in whatever state of matter): (a) the presence of which requires investigation or remediation under any Environmental Law, or (b) that is defined as a "hazardous waste" "solid waste", "pollutant", "contaminant" or "hazardous substance" under any Environmental Law; or (c) that is toxic, explosive, corrosive, etiologic, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any applicable Authority or subject to any Environmental Law; or (d) that poses or threatens to pose a hazard to the health of persons; or (e) that contains gasoline, diesel fuel or other petroleum hydrocarbons, or any by-products or fractions thereof, natural gas, polychlorinated biphenyls ("PCBs") and PCB-containing equipment or other radioactive elements, ionizing radiation, radio frequency radiation, lead, asbestos or asbestos-containing materials ("ACM"), or urea formaldehyde foam insulation.

         Indebtedness shall mean, with respect to any Person, (a) all items, except items of capital stock or of surplus or of general contingency or deferred tax reserves or any minority interest in any Subsidiary of such Person to the extent such interest is treated as a liability with indeterminate term on the consolidated balance sheet of such Person, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all obligations secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed, and (c) to the extent not otherwise included, all Contractual Obligations of such Person constituting capitalized leases and all obligations of such Person with respect to Leases constituting part of a sale and leaseback arrangement.

         Indebtedness for Money Borrowed shall mean, with respect to any Person, money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, the maximum amount currently or at any time thereafter available to be drawn under all outstanding letters of credit issued for the account of such Person, all Indebtedness upon which interest charges are customarily paid by such Person, and all Indebtedness (including capitalized lease obligations) issued or assumed as full or partial payment for property or services, whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, but shall not include (a) trade payables, (b) expenses accrued in the ordinary course of business, or (c) customer advance payments and customer deposits received in the ordinary course of business.

         Intangible Assets shall mean all assets and property lacking physical properties the evidence of ownership of which must customarily be maintained by independent registration, documentation, certification, recordation or other means, and shall include, without limitation, concessions, copyrights, franchises, license, permits and all Intellectual Property.

         Intellectual Property shall mean any and all research, information, inventions, designs, procedures, developments, discoveries, improvements, patents and applications therefor, trademarks and applications therefor, service marks, trade names copyrights and applications therefor, logos, trade secrets, drawing, plans, systems, methods, specifications, computer software programs, tapes, discs and related data processing software (including without limitation object and source codes) owned by such Person or in which it has an ownership interest and all other manufacturing, engineering, technical, research and development data and know-how made, conceived, developed and/or acquired by such Person, which relate to the manufacture, production or processing of any products developed or sold by such Person or which are within the scope of or usable in connection with such Person's business as it may, from time to time, hereafter be conducted or proposed to be conducted.

         Jacor shall mean Jacor Broadcasting Corporation, an Ohio corporation.

         Law shall mean any (a) administrative, judicial, legislative or other action, code, consent decree, constitution, decree, directive, enactment, finding, guideline, law, injunction, interpretation, judgment, order, ordinance, policy statement, proclamation, promulgation, regulation, requirement, rule, rule of law, rule of public policy, settlement agreement, statute, or writ of any Authority, domestic or foreign; (b) the common law; or (c) arbitrator's, mediator's or referee's award, decision, finding or recommendation; including, in each such case or instance, any interpretation, directive, guideline or request, whether or not having the force of law including, in all cases, without limitation any particular section, part or provision thereof.

         Lease shall mean any lease of property, whether real, personal or mixed, and all amendments thereto.

         Legal Action shall mean, with respect to any Person, any and all litigation or legal or other actions, arbitrations, counterclaims, investigations, proceedings, requests for material information by or pursuant to the order of any Authority or suits, at law or in arbitration or equity.

         Letter of Intent shall have the meaning given to it in Section 9.11.

         Lien shall mean any mortgage; lien (statutory or other); or other security agreement, arrangement or interest; hypothecation, pledge or other deposit arrangement; assignment; charge; levy; executory seizure; attachment; garnishment; encumbrance (including any easement, exception, reservation or limitation, right of way, and the like); conditional sale, title retention or other similar agreement, arrangement, device or restriction; preemptive or similar right; any financing or capital lease involving substantially the same economic effect as any of the foregoing; restriction on sale, transfer, assignment, disposition or other alienation; or any option, equity, claim or right of or obligation to, any other Person, of whatever kind and character.

         Like-Kind Exchange shall mean an exchange of assets of the nature contemplated by the provisions of Section 1031 of the Code.

         Lincoln shall have the meaning given to it in the second Whereas paragraph.

         Lincoln Agreement shall have the meaning given to it in the second Whereas paragraph

         Lincoln Breach shall have the meaning given to it in Section 6.1.

         Loss and Expense shall have the meaning given to it in Section 8.2.

         material or materiality for the purposes of this Agreement, shall, unless specifically stated to the contrary, be determined without regard to the fact that various provisions of this Agreement set forth specific dollar amounts.

         Material Agreement shall mean, with respect to any Person, any Contractual Obligation which is in effect on the date hereof and (a) was not entered into in the ordinary course of business, (b) was entered into in the ordinary course of business which (i) involved annual consideration of more than Ten Thousand Dollars ($10,000) during any of the last three fiscal years, (ii) extends for more than three (3) months, or (iii) is not terminable on thirty
(30) days or less notice without penalty or other continuing financial obligation, (c) involves Indebtedness for Money Borrowed, (d) is an employment agreement, (e) is or otherwise constitutes a written agency, broker, dealer, license, distributorship, sales representative or similar written agreement, or
(f) accounted for more than three percent (3%) of the revenues of the American Stations or the Citicasters Station in any of the last three fiscal years or is likely to account for more than three percent (3%) of revenues of the American Stations or the Citicasters Station during the current fiscal year.

         Notice of Disagreement shall have the meaning given to it in Section 2.3(d).

         Organic Document shall mean, with respect to a Person which is a corporation, its certificate or articles of incorporation or organization, its by-laws and all stockholder agreements, voting trusts and similar arrangements applicable to any of its capital stock.

         Permitted Liens shall mean (a) any mechanic's or materialmen's Lien or similar Lien with respect to amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established, (b) Liens for taxes not yet due and payable or which are being contested in good faith by appropriate proceeding, for which appropriate reserves have been established, and (c) easements, licenses, covenants, rights of way and similar Liens which, individually or in the aggregate, would not materially and adversely affect the marketability or value of the property encumbered thereby or materially interfere with the operations of the Stations, it being understood that any Permitted Liens of a nature referred to in clause (a) or (b) shall, to the extent they may involve the payment of money, be taken into account in preparing the Cincinnati Proration Schedule and the Rochester Proration Schedule.

         Person shall mean any natural individual or any Entity.

         Permitted  Title  Exceptions  shall  have  the  meaning  given to it in
Section 5.2(e).

         Personal Property shall mean all of the machinery, equipment, tools, vehicles, furniture, leasehold improvements, office and studio equipment, spare parts and other tangible personal property, plus such additions thereto and deletions therefrom arising in the ordinary course of business between the date hereof and the Closing Date.

         Preliminary Title Report shall have the meaning given to it in Section 5.2(e).

         Private Authorizations shall mean all approvals, concessions, consents, franchises, licenses, permits, and other authorizations of all Persons (other than Authorities) including without limitation those with respect to copyrights, computer software programs, patents, service marks, trademarks, trade names, technology and know-how.

         Pro Ratable Taxes shall mean real estate and other property Taxes, ad valorem Taxes, gross receipts Taxes and similar Taxes, but shall not include federal, state or local income Taxes, franchise Taxes or other Taxes measured by or based upon income or gain on sale or other disposition of property or assets.

         Real Property shall mean all of the fee estates and buildings and other improvements thereon, leasehold interest, easements, licenses, rights to access, right-of- way, and other real property interest (including without limitation any of the foregoing relating to the towers, transmitters, studio sites and offices of the respective Stations).

         Referee shall have the meaning given to it in Section 2.3(d).

         Regulations shall mean the federal income tax regulations promulgated under the Code, as such Regulations may be amended from time to time. All references herein to specific sections of the Regulations shall be deemed also to refer to any corresponding provisions of succeeding Regulations, and all references to temporary Regulations shall be deemed also to refer to any corresponding provisions of final Regulations.

         Representatives shall have the meaning given to it in Section 5.1(a).

         Rochester  Proration  Schedule  shall have the  meaning  given to it in
Section 2.3(d).

         SEC shall mean the United States Securities and Exchange Commission, or any successor Authority.

         Securities Act shall mean the Securities Act of 1933, and the rules and regulations of the SEC thereunder, all as from time to time in effect, or any successor law, rules or regulations, and any reference to any statutory or regulatory provision shall be deemed to be a reference to any successor statutory or regulatory provision.

         Stations shall mean, collectively, the Citicasters Station and the American Stations.

         Studio Lease shall have the meaning given to it in Section 6.2(g).

         Survey shall have the meaning given to it in Section 5.2(e).

         Subsidiary shall mean, with respect to a Person, any Entity a majority of the capital stock ordinarily entitled to vote for the election of directors of which, or if no such voting stock is outstanding, a majority of the equity interests of which, is owned directly or indirectly, legally or beneficially, by such Person or any other Person controlled by such Person.

         Tax and Taxes (and "Taxable", which shall mean subject to Tax), shall mean, with respect to any Person, (a) all taxes (domestic or foreign), including without limitation any income (net, gross or other including recapture of any tax items such as investment tax credits), alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, leasing, lease, user, ad valorem, transfer, recording, franchise, profits, property (real or personal, tangible or intangible), fuel, license, withholding on amounts paid to or by such Person, payroll, employment, unemployment, social security, excise, severance, stamp, occupation, premium, environmental or windfall profit tax, custom, duty or other tax, or other like assessment or charge of any kind whatsoever, together with any interest, levies, assessments, charges, penalties, addition to tax or additional amount imposed by any Taxing Authority, (b) any joint or several liability of such Person with any other Person for the payment of any amounts of the type described in (a), and (c) any liability of such Person for the payment of any amounts of the type described in (a) as a result of any express or implied obligation to indemnify any other Person.

         Tax Claim shall mean any Claim which relates to Taxes, including without limitation any Claim arising out of any breach of the representations and warranties set forth in Section 3.10 or 4.10.

         Tax Return or Returns shall mean all returns, consolidated or otherwise (including without limitation information returns), required to be filed with any Authority with respect to Taxes.

         Taxing   Authority  shall  mean  any  Authority   responsible  for  the
imposition of any Tax.

         TBA Date shall mean the date when operations under the TBAs shall become effective (or in the event such date is not the same for all of the TBAs, the applicable date of such effectiveness).

         TBAs shall mean the American Stations TBA and the Citicasters Station TBA, or the applicable one of such agreements.

         Termination Date shall have the meaning given to it in Section 7.1.

         Tower Lease shall have the meaning given to it in Section 6.2(g).

         Trade Agreements shall mean any Contract relating to any of the Stations pursuant to which American or Citicasters is required to provide air time in exchange for property or services other than cash.

         Transactions shall mean the Exchange and all of the other transactions contemplated by this Agreement to be consummated on or prior to the Closing Date, including without limitation the execution, delivery and performance of the Collateral Documents.

         Valuation  Schedule  shall  have the  meaning  given  to it in  Section
2.2(b).